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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of August 23, 2000, among GenTek Inc., a corporation organized and existing under the laws of the State of Delaware ("GenTek"), Vigilant Networks, Inc., a corporation organized and existing under the laws of the State of Delaware ("Vigilant"), Digitech Industries, Inc., a corporation organized and existing under the laws of the State of Delaware ("Digitech", and together with Vigilant, the "Transferors"), and LeCroy Corporation, a corporation organized and existing under the laws of the State of Delaware ("LeCroy", and together with Vigilant and Digitech, the "Sellers").

                                    Recitals

         A. Vigilant designs, develops, produces, markets and sells Network Diagnostic Equipment.

         B. Digitech designs, develops, produces, markets, sells and services the RAS Product Line and the Excluded Digitech Product Lines.

         C. LeCroy owns approximately 80% of the issued and outstanding capital stock of Vigilant and all of the capital stock of Digitech.

         D. GenTek, through a wholly-owned Subsidiary designated in accordance with Section 10.4 (the "Buyer"), desires to purchase the Business and the RAS Product Line and to assume certain liabilities of the Business, and the Sellers desire to sell the Business and the RAS Product Line to the Buyer, all upon the terms and conditions set forth in this Agreement.

         E. Capitalized terms used in this Agreement are defined in Article IX.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                     TRANSFERRED ASSETS; ASSUMED LIABILITIES

1.1 Transferred Assets of Transferors. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Transferor shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase or acquire from each Transferor, all of such Transferor's right, title and interest in and to the properties, assets and rights of every nature, kind and description (tangible and intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or acquired after the date of this Agreement) relating to the Business or the RAS Product Line, free and clear of all Liens (other than Permitted Liens), including:

         (a) all of the issued and outstanding shares of the capital stock of each of the Subsidiaries of Vigilant (the "Transferred Subsidiaries"), including the Subsidiaries listed on Schedule 1.1(a);

         (b) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, cars, handling equipment, computer hardware, jigs, tools, dies, molds and parts and similar property, whether owned, leased or subleased, including all of the foregoing that are in the locations listed or described on
Schedule 1.1(b);

         (c) the land, buildings, fixtures and other real property, including all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon, and all easements, licenses, rights and appurtenances relating to the foregoing, whether owned, leased, subleased, or otherwise occupied, including the real estate listed or described on Schedule 1.1(c);

         (d) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts and other supplies (whether in the possession or control of the Transferors or others), whether owned, leased or subleased (the "Business Inventories"), including the inventories that are in the locations listed or described on Schedule 1.1(d);

         (e) (i) the full benefit of all contracts, licenses, leases, commitments and other agreements, including the Material Contracts and the contracts and agreements listed or described on Schedule 1.1(e), (ii) any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to any of the contracts, licenses, leases, commitments or other agreements referred to in clause (i), and (iii) any right to assert claims and take other rightful actions in respect of breaches, defaults and other violations of any of the foregoing;

         (f) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

         (g) all books, records, manuals and other materials (in any form or medium), including advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, tax records (including tax records of the Transferred Subsidiaries), data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files; provided that the Transferors may, at their option, retain original versions of the tax and accounting records of the Transferors and their Affiliates with respect to any Pre-Closing Tax Period, in which case the Transferors shall deliver copies of all such tax and accounting records to the Buyer;

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         (h) (i) all notes and accounts receivable due to or owed to the
Transferors or any of the Transferred Subsidiaries, (ii) all notes, bonds and other evidences of indebtedness of any Person due or owed to the Transferors or any of the Transferred Subsidiaries, and rights to receive payments by the Transferors or any of the Transferred Subsidiaries, from any Person, and (iii) the full benefit of all security held by the Transferors or any of the Transferred Subsidiaries, regarding any of the foregoing;

         (i) any and all Intellectual Property (together with the LeCroy Intellectual Property, the "Transferred Intellectual Property"), including the Intellectual Property listed or described on Schedule 1.1(i);

         (j) to the extent permitted by Applicable Law, all Governmental Approvals, and all applications for Governmental Approvals, including all Governmental Approvals listed or described on Schedule 1.1(j);

         (k) all rights and claims of whatever nature, contingent or otherwise, choate or inchoate, known or unknown, including (i) all rights and claims under suppliers', manufacturers' and vendors' warranties, guaranties, indemnities and other similar rights relating to items included in the Transferred Assets, (ii) all rights in and to products sold or leased (including products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (iii) all rights (including Intellectual Property rights) in and to the products sold or leased, and in and to any products or other Intellectual Property rights under research or development, and (iv) all rights to causes of action, lawsuits, judgments, litigation, claims and demands of any nature available to or being pursued by the Transferors or their Affiliates with respect to the Business; and

         (l) all goodwill of the Business.

         1.2 Excluded Assets. Notwithstanding Section 1.1 or any other provision of or any schedule or exhibit to this Agreement to the contrary, the Transferors shall retain and not transfer, convey, assign or deliver, and the Buyer shall not acquire, the following assets and properties (collectively, the "Excluded Assets"):

         (a) any of the assets and properties listed on Schedule 1.2(a);

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         (b) any of the Intellectual Property licensed to the Buyer or GenTek pursuant the License and Supply Agreement;

         (c) any property or asset of the RAS Product Line sold or transferred to Iwatsu prior to the date hereof pursuant to the agreements listed on Schedule 1.2(c);

         (d) any property or asset of the Excluded Digitech Product Lines;

         (e) any minute books and corporate records of the Transferors;

         (f) any present or future refund for Taxes relating to the Business, the RAS Product Line or the Transferred Assets for any Pre-Closing Tax Period; and

         (g) any Employee Benefit Plan and any and all assets relating to any such plan.

         1.3 Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, GenTek shall cause the Buyer to assume and agree to pay, honor and discharge when due all of the following liabilities, obligations and commitments of the Transferors (collectively but excluding the Excluded Liabilities, the "Assumed Liabilities"):

         (a) all liabilities, obligations and commitments to the extent directly caused by or arising from the conduct or operation of the Business, or the ownership or use of the Transferred Assets, on or after the Closing Date, except to the extent any such liability, obligation or commitment relates to an Excluded Liability; and

         (b) up to $658,000 of trade payables of Vigilant incurred in the ordinary course of business;

         (c) up to an aggregate amount of $104,000 of liabilities and obligations (whether contingent or deferred) arising from customer maintenance agreements entered into by Vigilant prior to the Closing Date for which payment has been received but not recognized or recorded as revenue; and

         (d) the product of (i) the number of Big Tangerine units sold by the Business to Anixter prior to the Closing Date that is included in the Transferred Assets, but the sales price for which has not been recognized or recorded by Vigilant as revenue on or prior to the Closing Date, and (ii) the actual average purchase price paid by Anixter to Vigilant for such Big Tangerine units; provided, that the amount in this Section 1.3(d) may not exceed $1,180,000.

         1.4 Excluded Liabilities. Notwithstanding Section 1.3 or any other provision of or any schedule or exhibit to this Agreement to the contrary and regardless of


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any disclosure to GenTek, the Buyer shall not assume any of the following liabilities, obligations or commitments of the Sellers (collectively, the "Excluded Liabilities"):

         (a) the liabilities, obligations or commitments of the Sellers relating to or arising out of the conduct or operation of the Business or the RAS Product Line or the ownership or use of the Transferred Assets, prior to the Closing Date, except to the extent such liability, obligation or commitment is specified in Section 1.3(b) or (c);

         (b) the liabilities, obligations or commitments of the Sellers and their Affiliates with respect to Vigilant Employees, the Key Employees and the Other Employees, other than any liabilities or commitments to any Key Employee or Other Employee with respect to their employment with the Buyer or Affiliates of the Buyer;

         (c) any liability or obligation in respect of any indebtedness owed by Vigilant or its Subsidiaries to LeCroy or any of its Affiliates;

         (d) any liability or obligation for Taxes (whether imposed on the Sellers or any of their respective Subsidiaries or otherwise) relating to the Business, the RAS Product Line or the Transferred Assets for any Pre-Closing Tax Period and any liability or obligations for Taxes of the Sellers or their Affiliates;

         (e) any failure or alleged failure to comply with, or any violation or alleged violation of, any Applicable Law or any Governmental Approval applicable to the Business or any Transferred Asset, which failure or violation occurred or was alleged to have occurred prior to the Closing Date;

         (f) any legal, accounting, transactional, consultant, brokerage or other expense relating to the negotiation and consummation of the transactions contemplated by this Agreement, the Purchase Agreement and the transactions contemplated hereunder and thereunder, by or on behalf of the Sellers;

         (g) any liability or obligation relating to or arising from any contract, purchase order, commitment or other arrangement entered into by the Sellers or their Affiliates with respect to the RAS Product Line, including for any supply of goods or services;

         (h) any liability, obligation or commitment relating to or arising from any Excluded Asset; and

         (i) the liabilities, obligations or commitments described in Schedule 1.4(i).

         1.5 LeCroy Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, LeCroy shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase or acquire from LeCroy, all of LeCroy's right, title and interest in and to the properties, assets and rights of every nature, kind and description (tangible and intangible, whether real, personal or mixed, whether accrued, contingent or


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otherwise, and whether now existing or acquired after the date of this
Agreement) primarily relating to the Business or the RAS Product Line (collectively but excluding the Excluded Assets, the "LeCroy Transferred Assets"), free and clear of all Liens (other than Permitted Liens), including, without limitation any and all Intellectual Property listed or described on
Schedule 1.5 (the "LeCroy Intellectual Property").

         1.6 Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement:

         (a) This Agreement shall not constitute an agreement to transfer, convey or assign any Governmental Approval or any contract, license, lease, commitment or other agreement, if a transfer, conveyance or assignment, or an attempt to make a transfer, conveyance or assignment, without the Consent of a third party (including any Governmental Authority) would constitute a breach or violation thereof or in any way adversely affect the rights of the transferee, conveyee or assignee thereof until such Consent is obtained;

         (b) If any such required Consent is not obtained on or prior to the Closing Date, the Sellers shall use their best efforts to obtain such Consent thereafter, and the Sellers and the Buyer shall cooperate with each other to effect any reasonable arrangement designed to provide to the Buyer the benefit of, and to permit it to assume the liabilities and obligations under, any such Governmental Approval, contract, license, lease, commitment or other agreement; and

         (c) Nothing in this Section 1.6 shall be deemed (i) a waiver by GenTek or the Buyer of the right to receive at the Closing an effective transfer, conveyance and assignment of all of the Transferred Assets, or (ii) to constitute an agreement to exclude from the Transferred Assets any such Governmental Approval, contract, license, lease, commitment or other agreement.

                                   ARTICLE II
                             CLOSING; PURCHASE PRICE

         2.1 Closing. The closing (the "Closing") of the sale and purchase of the Transferred Assets and the delivery of the Warrant shall take place on the Closing Date at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or such other place as the parties agree upon. At the Closing:

         (a) The Sellers and the Buyer shall execute and deliver such bills or deeds of sale, assignment or transfer, and such other agreements and instruments, as are necessary or appropriate to transfer, convey, assign and deliver to the Buyer good and marketable title to the Transferred Assets, free and clear of all Liens (other than Permitted Liens);

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         (b) The Buyer shall deliver such instruments of assumption or transfer, and such other agreements and instruments, as are necessary or appropriate for the Buyer to assume, and be responsible to pay, honor and discharge, the Assumed Liabilities;

         (c) The Buyer shall deliver to Vigilant (i) a check in the amount of $4.0 million in the name Vigilant and (ii) a check in the amount of $8.0 million in the name of The Chase Manhattan Bank, N.A., unless the Buyer and Vigilant determine to have the foregoing amounts delivered by wire transfer, in which case the Buyer shall deliver such amounts by wire transfer of immediately available funds to the accounts of The Chase Manhattan Bank, N.A. and Vigilant designated in writing to the Buyer prior to the Closing;

         (d) LeCroy shall issue and deliver the Warrant to GenTek (or any wholly-owned subsidiary of GenTek designated in writing to LeCroy prior to the Closing), free and clear of all Liens;

         (e) LeCroy and the Buyer shall execute and deliver the License and Supply Agreement;

         (f) The Sellers shall deliver to GenTek and the Buyer all certificates, instruments and other documents required to be delivered pursuant to Section 6.3; and

         (g) The Buyer and GenTek shall deliver to the Sellers all certificates, instruments and other documents required to be delivered pursuant to Section 6.2.

         2.2 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, GenTek shall, or shall cause the Buyer to, pay the purchase price (the "Purchase Price") for the Transferred Assets and the Warrant by (i) delivering $12,000,000 in cash and (ii) assuming, and agreeing to pay, honor and discharge the Assumed Liabilities.

         2.3 Allocation of Purchase Price. The parties shall allocate the Purchase Price (including the Assumed Liabilities) among the Transferred Assets, the Warrant and other relevant items (including amounts attributable to the covenants contained in Sections 5.7 and 5.9) in accordance with an allocation schedule (the "Tax Allocation Schedule") to be prepared by the parties pursuant to section 1060 of the Code within 120 days following the Closing Date. The parties shall cooperate with each other and to provide each other with such information as the other may reasonably request in connection with the determination of the Tax Allocation Schedule. Each of the parties shall report the federal, state and local and other Tax consequences of the purchase and sale contemplated by this Agreement (including the filing of IRS Form 8594) in a manner consistent with the Tax Allocation Schedule and shall not take any inconsistent position with respect to the Tax Allocation Schedule unless otherwise required by applicable law, in which case the party taking such inconsistent position shall make reasonable efforts to notify such other party in advance of taking such inconsistent position. If any such allocation is audited by a taxing authority, the party receiving notice thereof shall promptly notify and consult with the other party and shall keep such other party informed of the status of such audit.

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                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers, jointly and severally, represents and warrants to GenTek and the Buyer as follows:

         3.1 Authorizations. (a) Each of the Sellers is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Each of the Sellers has full power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The sale and delivery of the Transferred Assets, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of the Sellers. The execution, delivery and performance of each Transaction Document to which each Seller is or will be a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of such Seller. This Agreement constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms. Each Transaction Document to which each Seller is or will be a party constitutes or will constitute, as the case may be, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         (b) Except as set forth on Schedule 3.1(b), no Consent of, or filing with or to any Person is required by or on behalf of the Sellers or the Business (including regarding the RAS Product Line) in connection with the valid execution, delivery or performance of this Agreement and each Transaction Document to which any of the foregoing Persons is or will be a party or the consummation by such Persons of the transactions contemplated hereby and thereby.

         3.2 No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Sellers, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, conflict with or result in the breach of, or constitute a default under


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(A) any provision of the certificate of incorporation or by-laws of the Sellers,
(B) any provision of any Law applicable to the Sellers, or to which the Business or any of the Transferred Assets is subject, (C) any order, judgment or award of any Governmental Authority applicable to the Sellers or to which the Business, the RAS Product Line or any of the Transferred Assets are subject, or (D) any agreement or instrument to which the Sellers, the Business, the RAS Product Line or any of the Transferred Assets is subject, except in the case of this clause
(D), for violations, breaches or defaults that, individually and in the aggregate, would not have or result in a Material Adverse Effect and would not impair the ability of the Sellers to perform their respective obligations hereunder or under any Transaction Document, or (ii) result in the creation of any Lien upon any properties or assets of the Sellers, the Business, the RAS Product Line or any of the Transferred Assets, other than Liens that would not, individually and in the aggregate, materially detract from the value of the Business, the RAS Product Line or any Transferred Asset or materially interfere with the use of the foregoing or the conduct of the Business or the RAS Product Line.

         3.3 Subsidiaries. (a) Set forth on Schedule 3.3 is a complete and correct list of each Transferred Subsidiary, the jurisdiction of organization of each Transferred Subsidiary, the capitalization of each Transferred Subsidiary, and the stockholders of each Transferred Subsidiary and the number of shares of capital stock (or other equity securities) of each Transferred Subsidiary owned by such stockholders. Each Transferred Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its organization. Each Transferred Subsidiary has full power and authority to carry on its business and operations as presently conducted. The Sellers have furnished GenTek with (i) complete and correct copies of the articles of association, articles of incorporation, by-laws, and other organizational or constitutive documents of each Transferred Subsidiary, and (ii) complete and correct copies of the shareholders' registry, and the minute books of all meetings of the stockholders and the board of directors (or other body performing similar functions, including any managing board and supervisory board) of each Transferred Subsidiary for the past three years (or since the date of organization, if less).

         (b) All of the shares of equity securities or other equity interests of each Transferred Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All of the equity securities or other equity interests of each Transferred Subsidiary are owned, free and clear of all Liens, by the Persons named on Schedule 3.3 and in the amounts set forth thereon.

         (c) There are no preemptive, conversion or similar rights on the part of any Person with respect to the equity securities or other equity interests of any Transferred Subsidiary. There are no subscriptions, options, warrants or other agreements or arrangements of any kind, contingent or otherwise, obligating any of the Sellers, the Business or any Transferred Subsidiary to sell or issue, or cause to be sold or issued, any equity securities or other equity interest in any Transferred Subsidiary, and no authorization therefor has been given. There are no securities convertible into or exchangeable for any equity securities or other equity interests of any Transferred Subsidiary, and no authorization therefor has been given. None of the Sellers, any of their respective Subsidiaries or any other Person has any contractual or other right or obligation to purchase or otherwise acquire any equity securities or other equity interests in any Transferred Subsidiary.

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         3.4 Financial Statements. (a) Set forth on Schedule 3.4 is a complete and correct copy of the unaudited consolidated balance sheet at June 30, 2000 and the unaudited statement of income of Vigilant for the fiscal year ending on such date (the "Financial Statements").

         (b) Except as specifically identified therein or as set forth on
Schedule 3.4, the Financial Statements present fairly the financial position and the results of operations of the Business at the date and for the period to which they relate, and have been prepared consistent with past practice and in accordance with GAAP (except that the Financial Statements do not contain footnotes and other presentation items that may be required by GAAP, are subject to normal year-end adjustments and do not reflect corporate charges). The Financial Statements reflect all liabilities (whether absolute, accrued, contingent or otherwise) of the Business required to be recorded thereon in accordance with GAAP as at the date thereof.

         (c) Except as specifically identified therein or as set forth on
Schedule 3.4, the statement of income included in the Financial Statements does not contain any items of special or non-recurring income or loss. Except as set forth on Schedule 3.4, the statement of income included in the Financial Statements reflects all the material costs and expenses incurred (i) in connection with the Business as currently conducted and as will be conducted at the Closing, and (ii) in generating the revenues reflected in the Financial Statements for the period covered thereby.

         (d) The balance sheet included in the Financial Statements does not reflect any assets or properties that are not included in the Transferred Assets or will not constitute a part of the Business at the Closing (other than assets disposed of since June 30, 2000 in the ordinary course of business consistent with past practice.)

         3.5 Absence of Undisclosed Liabilities. Neither the Business nor the RAS Product Line has, nor as of the Closing Date will have, any liability or obligation of any nature (whether absolute, known or unknown, accrued, contingent or otherwise), except (i) for the Assumed Liabilities, (ii) as and to the extent reflected in Schedule 3.5 or in the Financial Statements, and (iii) for liabilities that have been incurred in the ordinary course of business consistent with past practice since June 30, 2000 and that would not, individually and in the aggregate, have or result in a Material Adverse Effect.

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         3.6 Absence of Changes. Since June 30, 2000, except (i) as set forth on
Schedule 3.6, and (ii) as contemplated by the Transaction Documents, the Sellers have conducted the Business and the RAS Product Line only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing sentence:

         (a) since December 31, 1999, neither the Business nor the RAS Product Line has incurred any indebtedness for borrowed money, issued or sold any debt securities or prepaid any debt (including any borrowings from or prepayments to the Sellers), except for borrowings and repayments in the ordinary course of business consistent with past practice;

         (b) since December 31, 1999, neither the Business nor the RAS Product Line has mortgaged, pledged or otherwise subjected to any Lien, any Transferred Asset, except for Permitted Liens;

         (c) since December 31, 1999, neither the Business nor the RAS Product Line has forgiven, cancelled, compromised, waived or released any debts, claims or rights, except in the ordinary course of business consistent with past practice;

         (d) since December 31, 1999, neither the Business nor the RAS Product Line has modified any existing contract or entered into (x) any agreement, commitment or other transaction, other than agreements and commitments entered into in the ordinary course of business and involving an expenditure of less than $10,000 in each case and $50,000 in the aggregate, or (y) any agreement or commitment, other than agreements and commitments entered in the ordinary course of business consistent with past practice or that, pursuant to its terms, is not cancelable without penalty on less than 30 days' notice;

         (e) since June 30, 2000, there has been no payment of any bonus to, or any increase in compensation in any form of, any officer, director, employee, sales representative, agent or consultant of the Business;

         (f) since June 30, 2000, there has not been any new, or amendment to any existing, employment, consulting, retention, change-in-control, collective bargaining, bonus or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any of the officers, directors, employees, sales representatives, agents or consultants of the Business (whether or not legally binding);

         (g) since December 31, 1999, neither the Business nor the RAS Product Line has suffered any damage, destruction or loss (whether or not covered by insurance), or any strike or other employment-related problem, or any change in relations with or any loss of its suppliers, customers or employees, that, individually or in the aggregate, could have or result in a Material Adverse Effect;

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         (h) since December 31, 1999, neither the Business nor the RAS Product
Line has incurred, assumed, guaranteed or otherwise become directly or indirectly liable with respect to any liability or obligation in excess of $10,000 in each case or $50,000 in the aggregate at any one time outstanding (whether absolute, accrued, contingent or otherwise and whether direct or indirect, or as guarantor or otherwise with respect to any liability or obligation of any other Person), other than any liability or obligation incurred in the ordinary course of business consistent with past practice;

         (i) since December 31, 1999, neither the Business nor the RAS Product Line has transferred or granted any rights or licenses under, or entered into any settlement regarding the infringement of, Intellectual Property or entered into any licensing or similar agreements or arrangements, other than in the ordinary course of business consistent with past practice;

         (j) since December 31, 1999, neither the Business nor the RAS Product Line has sold any assets with a value in excess of $10,000 in each case or $50,000 in the aggregate, other than inventory in the ordinary course of business;

         (k) since December 31, 1999, neither the Business nor the RAS Product Line has made any material changes in policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor;

         (l) since December 31, 1999, neither the Business nor the RAS Product Line has made any capital expenditures or capital additions or improvements in excess of $10,000 in any case or $50,000 in the aggregate; or

         (m) since December 31, 1999, neither the Business nor the RAS Product Line has taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.

         3.7 Transferred Assets. (a) The Transferors, and (with respect to the LeCroy Transferred Assets) LeCroy, own and have good, valid and marketable title to (or in the case of leased property have good and valid leasehold interests in), or otherwise have full and legally enforceable rights to use, all the Transferred Assets free and clear of all Liens other than Permitted Liens.

         (b) The Transferred Assets, together with the products and services to be provided by LeCroy pursuant to Section 5.6 or the License and Supply Agreement, comprise all of the assets and services required for the continued conduct of, or otherwise material to, the Business as currently conducted and to the RAS Product Line. The Transferred Assets, taken as a whole, constitute all the properties and assets relating to the Business during the past twelve months

(except for assets disposed of in the ordinary course of business) and the RAS Product Line. Except as set forth on Schedules 1.5 and 3.7(b), other than the Transferors, neither LeCroy nor any Affiliate of LeCroy owns, has or holds any property, asset or right of any nature, kind or description (tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and whether now existing or acquired hereafter) used in the conduct or operation of the Business or the RAS Product Line.

         (c) The Transferred Assets are in all material respects adequate and suitable for the purposes for which they are currently used or are held for use, and are in good and normal operating condition (ordinary wear and tear excepted) and, to the knowledge of the Sellers, there are no facts or conditions affecting the Transferred Assets which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

         (d) Set forth on Schedule 3.7(d) is a complete and correct list and description of all real property (including land and buildings) included in the Transferred Assets; to the knowledge of the Sellers, the use and operation of such real property in the conduct of the Business as currently conducted does not violate in any material respect any instrument of record or agreement affecting such real property; to the knowledge of the Sellers, there is no violation of any covenant, condition, restriction, easement or agreement or order of any Governmental Authority that affects such real property or the ownership, operation, use or occupancy thereof; and no damage or destruction has occurred with respect to any of such real property that, individually or in the aggregate, would have or result in a Material Adverse Effect.

         3.8 Compliance with Laws and Other Instruments; Governmental Approvals.
(a) Except as set forth on Schedule 3.8(a), no Seller has violated or breached, or been in default of or under, or is in violation or breach of, or in default of or under (i) any provision of its certificate of incorporation or by-laws,
(ii) any provision of any Law applicable to it or to the Business, the RAS Product Line or to which any of the Transferred Assets is subject, (iii) any order, judgment or award of any Governmental Authority applicable to it or to the Business, the RAS Product Line or to which any of the Transferred Assets is subject, or (iv) any agreement or instrument to which it is or was a party, which relates to the Business, the RAS Product Line or to which any of the Transferred Assets is subject, except for violations, breaches or defaults that, individually and in the aggregate, would not have or result in a Material Adverse Effect.

         (b) Set forth on Schedule 3.8(b) is a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business as presently conducted, the manufacture or sale of the RAS Product Line or the ownership or use of any of the Transferred Assets. The Sellers and the Transferred Subsidiaries have all such Governmental Approvals and Consents, and the Sellers and the Transferred Subsidiaries are, and at all times have been, in material compliance with each of such Governmental Approvals and Consents, and no non-compliance with any such Governmental Approvals and Consents, individually or in the aggregate, would have or result in a Material Adverse Effect. No consent or authorization of, or filing with or notice to, any Governmental Authority is required with respect to any such permit, license or authorization as a result of the transactions contemplated by this Agreement or any of the Transaction Documents; none of the terms and conditions of any such permit, license or authorization will be subject to termination or modification as a result of the acquisition by the Buyer of the Transferred Assets and the transactions contemplated by this Agreement or any of the Transaction Documents; and neither GenTek nor the Buyer will be required to pay any fees or make other payments with respect to any such permit, license or authorization as a result of the acquisition by the Buyer of the Transferred Assets and the transactions contemplated by this Agreement or any of the Transaction Documents.

         3.9 Litigation. Set forth on Schedule 3.9 is a complete and correct list of all actions, proceedings and investigations pending or (to the knowledge of the Sellers) threatened against or involving the Business, the RAS Product Line or the Transferred Assets before any Governmental Authority. There is no claim, action, proceeding or investigation pending or (to the knowledge of the Sellers) threatened against or involving the Sellers, the Business, the RAS Product Line or the Transferred Assets before any Governmental Authority that
(i) questions the validity of, or the obligations of the Sellers or any Subsidiary under this Agreement or any of the Transaction Documents, (ii) seeks to impede, enjoin or invalidate the transactions contemplated hereby or thereby, or (iii) would have or result in, either in any case or in the aggregate, a Material Adverse Effect (in each case, without regard to whether the matter in question is covered by insurance or any indemnity, contribution or similar agreement or arrangement by or with any other Person). There are no outstanding orders, judgments, awards, decrees or injunctions issued by any Governmental Authority against any Seller or their Affiliates or that in any way could affect the Business, the RAS Product Line or the Transferred Assets.

         3.10 Environmental Matters. Except as set forth on Schedule 3.10:

         (a) Each of the Transferors and their respective Affiliates are (i) in compliance and have at all times complied with all Environmental Laws applicable to the Business, the RAS Product Line and the Transferred Assets, and (ii) in possession of and in compliance with all Governmental Approvals required pursuant to Environmental Laws applicable to the Business, the RAS Product Line and the Transferred Assets; and no violation of any Environmental Law in connection with the conduct or operation of the Business or the RAS Product Line or the ownership or use of any Transferred Asset is being or has been alleged or threatened;

         (b) no condition or circumstance has existed or exists, and neither the Transferors nor (to the knowledge of the Sellers) their Affiliates has caused or taken any action, that would result in any material liability or obligation relating to (x) environmental conditions on, under or emanating from any real property (including air, soil and groundwater conditions at any real property) included in any Transferred Asset or currently or formerly owned, leased or used in connection with the conduct or operation of the Business or the RAS Product Line, or (y) the past or present use, handling, transport, storage, release or threatened Release of Hazardous Substances in any real property included in the Transferred Assets or currently or formerly owned, leased or used in connection with the conduct or operation of the Business or the RAS Product Line;

         (c) none of the employees or other personnel of the Transferors or their Affiliates has been exposed to, or has come into contact with, any Hazardous Substances or wastes that would result in any liability or obligation on the part of the GenTek or the Buyer in connection with their ownership or operation of the Business or the RAS Product Line after the Closing;

         (d) there are no Environmental Claims pending, or to the knowledge of the Sellers, threatened, with respect to any Transferred Asset, or the conduct or operation of the Business or the RAS Product Line; and to the knowledge of the Sellers, there are no circumstances that can reasonably form the basis of any such Environmental Claim;

         (e) there has not been a Release of Hazardous Substances (i) at any real property included in the Transferred Assets or currently or formerly owned, leased or used in connection with the conduct or operation of the Business or the RAS Product Line, or (ii) to the knowledge of the Sellers, at any disposal or treatment facility that received Hazardous Substances generated by the Business or the RAS Product Line;

         (f) none of the Transferors or their Affiliates have conducted any Remedial Action at any real property included in the Transferred Assets or currently or formerly owned, leased or used or at any other off-site location in respect of the Business or the RAS Product Line;

         (g) none of the Transferors or their Affiliates have entered into any contractual or other obligation (including indemnification obligation) with any Governmental Authority or other Person pursuant to which any Seller or any Affiliate of any Seller assumed responsibility for, either directly or indirectly, any Remedial Action as a result of or relating to the ownership or use of any Transferred Asset or the operation or conduct of the Business or the RAS Product Line;

         (h) to the knowledge of the Sellers, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons on any real property included in the Transferred Assets or currently or formerly owned, leased or used in connection with the conduct or operation of the Business or the RAS Product Line; and

         (i) the Sellers have provided to GenTek all information, including all environmental site assessments, compliance audits, studies, allegations of noncompliance or liability in its or its representatives= possession, custody or control relating to the environmental conditions on, under or about any real property included in the Transferred Assets or currently or formerly owned, leased or used in connection with the conduct or operation of the Business or the RAS Product Line.

         3.11 Taxes. (a) Except as set forth on Schedule 3.11(a), (i) all Tax Returns relating to the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary that were required to be filed have been duly and timely filed and are correct and complete in all material respects, (ii) all Taxes that are or may become payable by Vigilant or any Transferred Subsidiary or chargeable as a Lien upon the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary have been duly and timely paid, (iii) all Taxes relating to the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary for any Pre-Closing Tax Period (which are not yet due and payable on or prior to the Closing Date) have been adequately reserved for in the books and records of the Transferors or the Transferred Subsidiaries in accordance with the GAAP, and (iv) all Taxes relating to the Business, the RAS Product Line, any Transferred Asset or any Transferred Subsidiary required to be withheld have been timely and duly withheld, and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority.

         (b) Except as set forth on Schedule 3.11(b), (i) no agreement or other document waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes with respect to the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary, (ii) no power of attorney with respect to any such Taxes has been filed or entered into with any Governmental Authority, and (iii) the time for filing any Tax Return relating to the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary has not been extended to a date later than the date of this Agreement.

         (c) Except as set forth on Schedule 3.11(c), (i) no Taxes relating the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary are currently under audit, examination or investigation by any Governmental Authority, and (ii) no Governmental Authority is now asserting or, to the knowledge of the Sellers, threatening to assert against the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary any deficiency or claim for Taxes or any adjustment to Taxes.

         (d) Except as set forth on Schedule 3.11(d), neither the Business, nor the RAS Product Line, nor any Transferred Subsidiary (i) is a party to or is bound by or has an obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, which is currently in effect, (ii) may be held liable for Taxes as a result of being (x) a successor or a transferee or (y) a member prior to the Closing Date of any combined, consolidated or unitary group for purposes of filing Tax Returns or paying Taxes or (iii) has received or applied for a Tax ruling or has entered into a closing agreement pursuant to
Section 7121 of the Code, or any predecessor provision or any similar provision of other Tax law.

         (e) No "parachute payment" as defined in Section 280G of the Code will be made by the Business, the RAS Product Line or any Transferred Subsidiary as a result of the transactions contemplated by this Agreement or any of the Transaction Documents.

         (f) Neither GenTek nor the Buyer will be required to deduct or withhold any consideration or amount paid to the Sellers pursuant to Section 1445(a) of the Code in connection with the transactions contemplated by this Agreement or any of the Transaction Documents.

         (g) None of the Business, the RAS Product Line, any Transferred Asset or any Transferred Subsidiary is subject to Tax Liens (other than Liens for Taxes which are not yet due and payable), if adequate reserves with respect thereto are maintained on the books and records of the Transferors and the Transferred Subsidiaries, as applicable, in accordance with GAAP applied on a basis consistent with the Financial Statements.

         3.12 Intellectual Property. (a) Set forth on Schedule 3.12(a) is a complete and correct list and description of the geographic coverage, of all Transferred Intellectual Property that is owned by any Seller or any Transferred Subsidiary (the "Owned Intellectual Property"). Except as set forth on Schedule 3.12(a), the relevant Seller or the Transferred Subsidiaries, as specified in
Schedule 3.12(a), has sole, exclusive, valid and unencumbered title to its Owned Intellectual Property, and has not granted any Liens thereon or thereto and has the exclusive right to use pursuant to license, sublicense, agreement or permission all Transferred Intellectual Property, free and clear from any Liens (other than Permitted Liens) and free and clear from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

         (b) The relevant Seller or the Transferred Subsidiaries has the full right, power, and authority to grant all of the rights, title and interests granted in this Agreement with respect to the Transferred Intellectual Property. The Transferred Intellectual Property is valid and enforceable, in whole and in part, and none of the Sellers or any Transferred Subsidiary has undertaken or omitted to undertake any acts, and no circumstances or grounds are known, that would invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of, or Buyer's entitlement to exclusively exploit, such rights, or otherwise impair the conduct of the Business or use of the RAS Product Line. To the knowledge of the Sellers, no dispute exists that challenges the legality, validity or enforceability of any Transferred Intellectual Property, and no circumstance or condition exists that would give rise to such disputes.

         (c) Schedule 3.12(c) sets forth all written or oral agreements or arrangements pursuant to which any Seller or any Transferred Subsidiary (i) has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) with respect to, any other Person (including the Sellers), and (ii) has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise), in each case to the extent material to the Business and the RAS Product Line. All of the agreements or arrangements set forth or required to be set forth on Schedule 3.12(c) (i) are in full force and effect and enforceable in accordance with their terms, and no default exists or is threatened thereunder by any Seller or the Transferred Subsidiaries, or to the knowledge of the Sellers, by any other Person, except for such defaults that, individually and in the aggregate, could not have or result in a Material Adverse Effect, (ii) are free and clear of all Liens (other than Permitted Liens), and (iii) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement and the Transaction Documents. All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, the Transferors in respect of any Intellectual Property are disclosed in the Financial Statements.

         (d) The conduct and operation of the Business and the RAS Product Line has not interfered with, infringed upon, misappropriated or otherwise breached the rights of any third party in respect of its Intellectual Property; and the conduct and operation of the Business and the RAS Product Line after the Closing as conducted and operated prior to the Closing will not interfere with, infringe upon, misappropriate, or otherwise breach the rights of any third party in respect of Intellectual Property. No claim or demand of any Person has been made nor is there any action, proceeding or investigation pending, or to the knowledge of the Sellers, threatened before any Governmental Authority nor is there a reasonable basis therefor, which (i) challenges the rights of the Sellers or the Transferred Subsidiaries in respect of any Transferred Intellectual Property, (ii) asserts that any Seller or the Transferred Subsidiaries is infringing or otherwise in conflict with, or is, except as set forth in Schedule 3.12(d), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 3.12(c). None of the Transferred Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Sellers or the Transferred Subsidiaries.

         (e) The documents and written materials that are delivered to GenTek or the Buyer as part of the Transferred Assets contain all information necessary or desirable for one skilled in the art that is relevant to each and all Transferred Intellectual Property.

         (f) The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Law, and such registrations, filings, issuances and other actions remain in full force and effect. Except as set forth on
Schedule 3.12(f), each of the Sellers has taken all necessary actions to ensure full protection of the Owned Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property necessary for the conduct of the Business and use of the RAS Product Line) under any applicable Law.

         (g) Except as set forth in Schedule 3.12(g), there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Buyer's right to use the name and marks relating to the Business and the RAS Product Line as the Business and the RAS Product Line are presently being carried on or used by the Transferors and the Transferred Subsidiaries or as such Business may be extended by the Buyer.

         3.13 Employment Agreements, Benefits, etc. (a) Set forth on Schedule 3.13(a) is (i) a true and correct description and quantification of salary, wages, bonuses and other compensation paid to each Key Employee and Other Employee during the twelve-month period ended June 30, 2000, together with amount of severance or other termination payments payable to each such employee in the event of the termination of employment with the Sellers on the Closing Date pursuant to the Sellers' existing policies or any written or oral agreement, contract or commitment with such employee, and (ii) a complete and correct list or description of all written agreements, contracts and commitments of the following types to which the Sellers, any Subsidiary, or any of their respective Affiliates are a party with respect to the Vigilant Employees, the Business or the RAS Product Line: (A) employment, consulting, leased employee and employee outsourcing agreements (including severance and retention agreements); and (B) profit sharing, pension, welfare, retirement, bonus, incentive compensation, stock option, deferred compensation, severance or other written material employee benefit or compensation plans, agreements, contracts or commitments for the benefit of Vigilant Employees or covering Vigilant Employees ((A) and (B) collectively "Plans").

         (b) All Plans comply in all material respects with applicable law, including ERISA and the Code. Neither Vigilant nor any Transferred Subsidiary has any material liability for any Tax or penalty imposed by section 4975 of the Code or section 502 of ERISA. There are no material pending or threatened claims by or on behalf of any Plan or by any employee involving any such Plan (other than routine claims for benefits). All material contributions required to have been made by either Vigilant or any Transferred Subsidiary to any Plan under the terms of any such Plan or pursuant to any applicable collective bargaining agreement or applicable law (including, without limitation, ERISA and the Code) have been made within the time prescribed by any such Plan, agreement or law.

         (c) Except as set forth on Schedule 3.13(c), each Plan intended to be qualified under section 401(a) of the Code, and, the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and, to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and to the knowledge of the Sellers, nothing has occurred since the date of such determination letter that will adversely affect such qualification or tax-exempt status.

         (d) Except as set forth on Schedule 3.13(d), in connection with the consummation of the transactions contemplated by this Agreement and by the Transaction Documents, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made hereunder or under any Plans that would be reasonably likely to be nondeductible to Buyer or any Subsidiary under Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

         (e) Except as set forth on Schedule 3.13(e), the events contemplated by this Agreement and the Transaction Documents (either alone or together with any other event) will not (x) entitle any employee of any Transferor or any Transferred Subsidiary to severance pay, unemployment compensation, or other similar payments under any Plan of any Transferor or any Transferred Subsidiary,
(y) accelerate the time of payment or vesting or increase the amount of benefits due under any Plan to any such employee or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Plan.

         (f) Except as set forth on Schedule 3.13(f), no Plan provides retiree medical or retiree life insurance benefits to any employee of Vigilant or any Transferred Subsidiary and neither Vigilant nor any Transferred Subsidiary is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code or applicable state insurance law.

         (g) Neither Vigilant nor any Transferred Subsidiary (or any entity that is or was at any time treated as a single employer with Vigilant or any Transferred Subsidiary) under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code.

         (h) With respect to each Plan, the Sellers have previously furnished to GenTek a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS, (ii) the plan document if written, or a description of such plan if not written. (iii) each trust agreement, group annuity contract or other funding arrangement, if any, relating to such Plan,
(iv) the most recent summary plan description, and (v) the most recent determination letter issued by the IRS.

         (i) Except as set forth in Schedule 3.13(i), (i) there is, and during the past two years there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of any Seller, threatened against or affecting Vigilant, any Transferred Subsidiary or the Business; and (ii) to the knowledge of any Seller, no union organizational campaign is in progress with respect to the personnel of the Business.

         (j) None of the persons named on Schedule 1.1(e) is an employee of Vigilant or Digitech.

         3.14 Material Contracts. (a) Set forth on Schedule 3.14(a) is a complete and correct list or description of all agreements, commitments and understandings (whether written or oral) of the Business and the RAS Product Line, to which any Transferred Subsidiary is a party, to which any of the Transferred Assets are bound, or of any of the Sellers or their Affiliates regarding or in connection with the conduct or operation of the Business or the RAS Product Line and that (i) involve or would involve the expenditure by any party thereto of more than $50,000, in the aggregate, and (ii) require or would require performance by any party thereto for more than three months from the date hereof (collectively, the "Material Contracts"). The Sellers have delivered to GenTek complete and correct copies of all written Material Contracts and accurate descriptions of all material terms of all oral Material Contracts.

         (b) All Material Contracts are in full force and effect in all material respects, and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, would not have a Material Adverse Effect. There does not exist any material default or event or condition that, after notice or lapse of time or both, would constitute a default thereunder by any Seller, any Affiliate of any Seller, any Transferred Subsidiary or (to the best knowledge of the Sellers) by any party thereto. None of the rights of any Transferred Subsidiary or inuring to the Business or the RAS Product Line under any Material Contract will be subject to termination or modification as a result of the acquisition by the Buyer of the Transferred Assets or the transactions contemplated by this Agreement or any of the Transaction Documents.

         3.15 Accounts Receivable. All accounts receivable of or generated by the Business have been, and through the Closing Date will be, generated in the ordinary course of business and reflect bona fide obligations for the payment of goods or services provided by the Business. No accounts receivable reflected on the books of the Business is uncollectible in the ordinary course and without resort to litigation, or subject to counter claim or offset, except to the extent reserved against in accordance with GAAP applied on a basis consistent with the Financial Statements. All allowances, rebates and discounts to customers of the Business are reflected on the books of the Business.

         3.16 Inventory. All Business Inventories are of good, usable and merchantable quality in all respects, except as provided for or reserved against for obsolete inventory in accordance with GAAP. Except as reserved against in accordance with GAAP, (i) all finished goods included in the Business Inventory are saleable as current inventories at the current prices of the Business in the ordinary course of business, (ii) all Business Inventories are recorded on the books of the Business at the lower of cost or market value determined in accordance with GAAP, (iii) all Business Inventories are of such quality as to meet in all material respects the quality control standards of the Business and applicable Governmental Authorities, and (iv) except as set forth on Schedule 3.4, no write-down of Business Inventory has been made or should have been made pursuant to GAAP during the past two years.

         3.17 Suppliers. Set forth on Schedule 3.17 is a complete and correct list of the ten largest suppliers of the Business and the RAS Product Line based on the aggregate value of products, merchandise, raw materials and other goods and services ordered in connection with the Business from such suppliers during the past 12 months, together with a list and the aggregate value of the goods and services supplied by each supplier during such 12-month period. Neither the Sellers nor any Transferred Subsidiary has received any notice that, or has knowledge of, a material adverse change in the relations of any such supplier with the Business or the RAS Product Line as a result of the transactions contemplated by this Agreement, including any increase in the prices at which, or other adverse change in the terms and conditions on which, any such supplier intends to supply products, merchandise, raw materials or other goods or services to the Business or the RAS Product Line.

         3.18 Customers. Set forth on Schedule 3.18 is a complete and correct list of the 15 largest customers of the Business and the RAS Product Line based on the aggregate value of goods and services ordered by such customers in connection with the Business and the RAS Product Line during the past 12 months, together with a list, and the aggregate value of the goods and services ordered by each such customer during such 12 month period. Neither the Sellers nor any Transferred Subsidiary has received any notice that, or has knowledge of, a material adverse change in the relations of any such customer with the Business or the RAS Product Line as a result of the transactions contemplated by this Agreement and the Transaction Documents, including that any such customer would cease to order products or services from the Business or of the RAS Product Line, would reduce the quantity of products or services it orders from the Business or the RAS Product Line, or would seek a reduction in the prices of the products sold, or services rendered, to such customer by the Business of the RAS Product Line.

         3.19 Product Liability. There is no material obligation or liability of any nature (whether based on strict liability, negligence, breach of warranty, breach of contract or otherwise) in respect of any product (including components of products) sold, designed, produced, packaged, repackaged or labeled, or services rendered, prior to the Closing by or on behalf of the Business or the RAS Product Line, or in connection with the Business or the RAS Product Line, that (i) is not fully and adequately covered by insurance policies of the Sellers or by indemnity, contribution or similar agreement or arrangements or with other Persons, and (ii) is not otherwise fully and adequately reserved against on the books of the Business or the RAS Product Line in accordance with GAAP.

         3.20 Transactions with Affiliates. Except as set forth on Schedule 3.20, neither the Business nor any Transferred Subsidiary has, directly or indirectly, acquired any asset (real or personal, tangible or intangible) or obtained any service from, or disposed of any asset or furnished any service to, or entered into any agreement, commitment or understanding with, (i) LeCroy or any Affiliate of LeCroy, (ii) any stockholder, director, officer or employee of LeCroy or any Affiliate of LeCroy, or (iii) any family member, relative or Affiliate of any Person referred to in clauses (i) or (ii). Except as set forth on Schedule 3.20, none of the Persons named in clauses (i), (ii) or (iii) of the preceding sentence, directly or indirectly, (x) owns any interest in any Transferred Asset or any asset used or held for use in connection with the Business or the RAS Product Line, (y) owns or has any interest in, or serves as an officer, director or officer of any supplier, customer or competitor of the Business or the RAS Product Line, or any Transferred Subsidiary or (z) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of the Business, the RAS Product Line or any Transferred Subsidiary.

         3.21 Use of Certain Names and Marks. Other than the Transferred Intellectual Property or as specifically set forth on Schedule 3.12, none of the trademarks, service marks, brand names or trade, corporate or business names of the Sellers or their Affiliates are or have been used in connection with the Business or the RAS Product Line, including on any stationery, invoices, packaging material, promotional material, products, software or similar material.

         3.22 Brokers; Bonuses. The transactions contemplated by this Agreement and the Transaction Documents have been carried on by and on behalf of the Sellers in such a manner so as not to give rise to any valid claim by any Person (including any investment banker, finder, broker or other intermediary) against GenTek, the Buyer, any Transferred Subsidiary or the Business for any fee, commission or similar compensation as a result of the transactions contemplated by this Agreement or any of the Transaction Documents. No director, officer, or employee of the Sellers or their Affiliates (including any Vigilant Employee) is entitled to any bonus, or has a claim to seek a bonus, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

         3.23 SEC Filings; Financial Statements. LeCroy has timely filed all forms, proxy statements, registration statements, reports, schedules, and other documents required to be filed by LeCroy since December 31, 1998 with the Securities and Exchange Commission, or Nasdaq National Market pursuant to applicable securities Laws (the "LeCroy SEC Reports"). The LeCroy SEC Reports
(i) at the time filed, complied in all material respects with the requirements of applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such LeCroy SEC Reports or necessary in order to make the statements in such LeCroy SEC Reports, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF GENTEK

         GenTek represents and warrants to the Sellers as follows:

         4.1 Authorizations. (a) GenTek has full power and authority to execute and enter into this Agreement and each of the Transaction Documents to which it will become a party, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Upon its designation as the Buyer under this Agreement, the Buyer will have full power and authority to perform its obligations under this Agreement and the Transaction Documents to which it will become a party. The purchase of and payment for the Transferred Assets, the execution, entry into and performance of this Agreement and each of the Transaction Documents to which it will become a party, and the consummation of the transactions contemplated hereby and thereby have been authorized by all requisite actions of GenTek and will be duly authorized by all requisite actions of the Buyer upon its designation as the Buyer under this Agreement. This Agreement constitutes and each of the Transaction Documents to which it will become a party will constitute legal, valid and binding obligations of GenTek enforceable against it in accordance with their respective terms. This Agreement will constitute, upon its designation as the Buyer pursuant to Section 10.4, the legal, valid and binding obligation of the Buyer, and each of the Transaction Documents to which it will become a party will also constitute legal, valid and binding obligations of the Buyer, enforceable against it in accordance with their respective terms.

         (b) No Consent of, with or to any Person is required by or on behalf of GenTek or will be required by or on behalf of the Buyer in connection with the valid execution, delivery or performance of this Agreement or any of the Transaction Documents to which each of GenTek or the Buyer will become a party, or the consummation by GenTek or the Buyer of the transactions contemplated hereby and thereby.

         4.2 Corporate Existence; Ownership of the Buyer. (a) GenTek is a corporation duly organized and validly existing under the laws of the State of Delaware. The Buyer will be a company duly organized and validly existing under the laws of the State of Delaware. GenTek has full power and authority to carry on its business and operations as presently conducted, and at the Closing the Buyer will have full power and authority to carry on its business and operations.

         (b) At the Closing, GenTek will own all of the shares of capital stock of the Buyer, and all of such shares will be duly authorized and validly issued, fully paid and non-assessable. At the Closing, no Person will have any contractual or other right or obligation to purchase or acquire any shares of capital stock or other equity interest in the Buyer. At the Closing, all of the directors and officers of the Buyer will be elected by GenTek and will be officers or employees of GenTek or its Affiliates.

         4.3 No Conflicts. Neither the execution of nor entry into this Agreement or any of the Transaction Documents by GenTek or the Buyer nor the consummation by GenTek or the Buyer of the transactions contemplated hereby and thereby will violate, conflict with or result in the breach of, or constitute a default under (i) any provision of the articles of incorporation, by-laws, or articles of association, or other organizational or constitutive documents of GenTek or the Buyer, (ii) any provision of any Law applicable to GenTek or the Buyer, (iii) any order, judgment or award of any Governmental Authority applicable to GenTek or the Buyer, or (iv) any agreement or instrument to which GenTek is subject, or to which the Buyer will be subject, except in the case of this clause (iv), for violations, breaches and defaults that, individually and in the aggregate, would not impair the ability of GenTek or the Buyer to perform their respective obligations hereunder or under any Transaction Document to which GenTek or the Buyer will become a party.

         4.4 Litigation. There is no claim, action, proceeding or investigation pending or, to the knowledge of GenTek, threatened against or involving GenTek, or any of its Affiliates before any Governmental Authority that (i) questions the validity of or the obligations of GenTek under this Agreement or any of the Transaction Documents, or (ii) seeks to impede, enjoin or invalidate the transactions contemplated hereby or thereby. Upon its designation as the Buyer under this Agreement, there will be no claim, action, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or involving the Buyer or any of its Affiliates before any Governmental Authority that (i) questions the validity of or the obligations of Buyer under this Agreement or any of the Transaction Documents, or (ii) seeks to impede, enjoin or invalidate the transactions contemplated hereby or thereby.

         4.5 Brokers. The transactions contemplated by this Agreement have been carried out by and on behalf of GenTek in such a manner so as not to give rise to any valid claim by any Person (including any investment banker, finder, broker or other intermediary) against the Sellers or the Business for any fee, commission or similar compensation as a result of the transactions contemplated by this Agreement.

         4.6 Securities Law Matters. (a) GenTek understands and acknowledges that neither the Warrant, nor any shares of stock issuable upon the exercise of the Warrant, have been registered under the Securities Act or qualified under any state securities laws. GenTek acknowledges and understands that the Warrant (or shares of stock issuable upon exercise of the Warrant) must be held indefinitely unless the Warrant (or shares of stock issuable upon exercise of the Warrant) is subsequently registered under the Securities Act and qualified under any applicable state securities laws or an exemption from such registration and such qualification is available.

         (b) This Agreement is made by LeCroy in reliance upon GenTek's representation to LeCroy, evidenced by GenTek's execution of this Agreement, that GenTek is acquiring the Warrant and the stock issuable upon exercise of the Warrant for investment, for its own account, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

         (c) GenTek is an accredited investor within the meaning of Rule 501(d) of the rules and regulations promulgated under the Securities Act.

                                    ARTICLE V
                                    COVENANTS

         5.1 Conduct of the Business. (a) From the date hereof until the Closing Date, except as expressly permitted by this Agreement or other Transaction Documents or as expressly consented to by GenTek in writing, the Sellers shall
(i) operate and conduct and the Business and the RAS Product Line and maintain the Transferred Assets only in the ordinary course of business consistent with past practice and (ii) use their respective reasonable best efforts to keep available the services of present officers and employees of the Business and the RAS Product Line, and preserve intact the relationships of the Business and the RAS Product Line with their customers, suppliers and others having business dealings with it, to the end that the Transferred Assets and the goodwill of the

Business and the RAS Product Line shall be in all material respects unimpaired following the Closing. The Sellers shall promptly notify GenTek in writing of any event, condition or circumstance that, individually or in the aggregate, is or would be material to the condition (financial or otherwise), business or results of operations of the Business and the RAS Product Line.

         (b) Without limiting the generality of Section 5.1(a) and from the date hereof until the Closing Date, the Sellers shall not without the prior written consent of the GenTek, take any of the actions set forth in Section 3.6.

         5.2 Access and Information. From the date hereof to the Closing Date, the Sellers shall (i) afford GenTek and its representatives access to all their facilities and books and records pertaining to the Business and the RAS Product Line, during normal business hours and upon the reasonable request of GenTek,
(ii) furnish GenTek and its representatives with all the financial and operating data and other information with respect to the Business that the Sellers or their Affiliates have in their possession, (iii) instruct the employees of the Sellers, their Affiliates and counsel, financial advisors and accountants of the foregoing, to cooperate with GenTek and its representatives with their investigation of the Business and the RAS Product Line, and (iv) keep GenTek generally informed as to the Business and the RAS Product Line.

         5.3 No Solicitation. (a) None of the Sellers, nor any of their respective Affiliates or agents shall, directly or indirectly, (i) solicit or encourage any inquiries or proposals for, or continue or enter into any discussions with respect to, the acquisition by any Person of the Business, the RAS Product Line or any Transferred Assets (other than in the ordinary course of business consistent with past practice) or any ownership interests in or shares of capital stock, as the case may be, of Vigilant, Digitech or any Transferred Subsidiary, or (ii) furnish or cause to be furnished to any Person any non-public information concerning the Business, the RAS Product Line or the Transferred Assets, other than in the ordinary course of business or as required by applicable Laws and in each case after prior notice to and consultation with GenTek.

         (b) The Sellers shall promptly notify GenTek of any inquiry or proposal received by any of the Sellers or their respective Affiliates or agents with respect to the acquisition by any Person of the Business, the RAS Product Line or of any of the Transferred Assets or ownership interests in or shares of capital stock, as the case may be, of Vigilant, Digitech or any Transferred Subsidiary. The Sellers shall, in such notice, specify the identity of such Person and the terms and conditions of such proposal.

         5.4 Public Announcements. The Sellers and GenTek shall cooperate and consult with each other before issuing any press release or any public statement or announcement with respect to this Agreement, any of the Transaction Documents or the transactions contemplated hereby or thereby.

         5.5 Confidentiality of Information. The Sellers shall not, and shall cause their respective Affiliates, officers, directors and employees, not to use for any purpose or disclose to any Person any proprietary information relating to the Business, the RAS Product Line or any of the Transferred Assets, except as required by applicable Laws. In the event any Seller or any of such foregoing Persons is required to disclose any such information under any Law, the Sellers shall cause such Person, to the extent practicable, promptly to notify GenTek of such requirement so that GenTek or the Buyer may seek an appropriate protective order or injunctive relief.

         5.6 Transitional Administrative Services. (a) From the Closing Date until December 1, 2000, the Sellers shall furnish, to the Buyer or any Subsidiary, as and when reasonably requested by the Buyer, the administrative services and assistance provided by the Sellers and its Affiliates to the Business and the RAS Product Line prior to the Closing (the "Transitional Services"), including: cash management and other treasury services; legal, tax and accounting support services; data and information processing; human resources management and employee welfare benefits administration; payroll services; billing and collection of accounts receivable; medical services; and insurance purchasing (other than for workers compensation, product liability and general liability) and claims administration services. Notwithstanding anything in this Section 5.6 to the contrary, the Sellers shall not be required to provide any Transitional Service after the Closing if the provision of such Transitional Service would be a breach or violation of any applicable Law or of any Employee Benefit Plan.

         (b) The Buyer shall reimburse the Sellers for all its reasonable out-of-pocket costs and expenses directly incurred in connection with providing the Transitional Services, including travel expenses of employees but excluding salaries of and compensation to the employees of the Sellers and the overhead and general selling and administrative expenses of the Sellers. The Sellers shall invoice all amounts owed by the Buyer under this Section 5.6 semi-monthly, which invoices will set forth in reasonable detail the Transitional Services rendered by the Sellers and the Sellers' out-of-pocket costs and expenses incurred in connection therewith. The Buyer shall pay all such invoices within five days following their receipt by wire transfer to such bank account as the Sellers may designate in the respective invoice.

         (c) The parties acknowledge and agree that the Transitional Services are intended to permit the Buyer to operate and conduct the Business in the ordinary course following the Closing and, accordingly, the scope and extent of the Transitional Services provided and furnished by the Sellers shall be similar to the scope and extent of the services and functions provided by the Sellers to the Business and the RAS Product Line prior to the Closing. The Buyer may, at any time and at their discretion, direct the Sellers to discontinue or reduce the extent of any particular Transitional Service provided or furnished by the Sellers pursuant to this Section 5.6. GenTek and the Buyer shall cooperate with the Sellers, and provide such assistance as is necessary or appropriate, in connection with the provision and furnishing of Transitional Services by the Sellers pursuant to this Section 5.6

         (d) The Sellers shall provide and furnish the Transitional Services as independent contractors and in accordance with the Sellers' own standards and in compliance with applicable Laws. None of the Sellers or their Affiliates shall be liable to GenTek, the Buyer or any of their Affiliates for any Losses related to the Transitional Services provided by or on behalf of the Sellers, other than by reason of the willful misconduct, fraud or gross negligence of the Sellers or their Affiliates.

         5.7 Non-Competition; Non-Solicitation. (a) From the Closing Date until the fifth anniversary thereof, none of the Sellers shall, and each shall cause its Affiliates not to, directly or indirectly, own, manage, operate, control, participate or have any interest in any Person that designs, produces, markets, sells or distributes Network Diagnostic Equipment or provides or furnishes Network Diagnostic Services; provided that this Section 5.7(a) shall not restrict or prohibit (A) the Sellers or their respective Affiliates from owning, solely as an investment, securities of a publicly traded company so long as the Sellers and their respective Affiliates do not own or control, in the aggregate, more than 5% of any class of securities of such company, (B) any shareholder of LeCroy (other than through LeCroy or its Subsidiaries or by using any personnel or Intellectual Property of LeCroy and its Subsidiaries) from designing, producing, marketing, selling or distributing Network Diagnostic Equipment or providing or furnishing Network Diagnostic Services, (C) the Sellers or their Affiliates from complying with their obligations and commitments pursuant to their agreements with Iwatsu listed on Schedule 1.2(c), or (D) the Sellers or their Affiliates from owning, operating and conducting the Excluded Digitech Product Lines.

         (b) From the Closing Date until the two anniversary thereof, neither the Sellers nor any of their respective Affiliates may, without the prior written consent of GenTek, directly or indirectly, have or engage, or solicit for employment or other services, whether as an employee, officer, director, agent, consultant or independent contractor, any Key Employee or any Other Employee; provided that this Section 5.7(b) shall not prevent the Sellers or their Affiliates from (i) soliciting employment pursuant to a general advertisement or (ii) employing any Key Employee or any Other Employee who contacts the Sellers or their Affiliates on his or her own initiative without any direct or indirect solicitation by or encouragement by the Sellers or their Affiliates, other than any solicitation pursuant to a general advertisement.

         5.8 Record Retention by the Sellers. (a) Each of the Sellers shall, and shall cause its Affiliates to, retain all books and records relating to the Business, the Transferred Assets, Vigilant and the Subsidiaries in accordance with such Seller's record retention policies as currently in effect. During the seven-year period following the Closing Date (or a longer period, if required by applicable Law), each of the Sellers shall not dispose of any such books and records not required to be retained under such policies without prior notice to the Buyer and offering to provide such books and records to the Buyer at the Buyer's expense.

         (b) On and after the Closing Date, each of the Sellers will afford promptly to Buyer and their respective representatives access upon reasonable notice and at reasonable times to their respective books of account, financial and other records (including, without limitation, accountants' work papers), employees and auditors to the extent necessary or useful for the Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Business, Vigilant and the Subsidiaries; provided that any such access by the Buyer shall not unreasonably interfere with the conduct of the business of the Sellers or their respective Affiliates.

         5.9 Right to Use Certain Names and Marks. To the extent that at the Closing the trademarks, service marks, brand names or trade, corporate or business names of the Sellers or their Affiliates (other than any Transferred Assets) are used (i) on any Business Inventory or software included in the Transferred Assets, the Buyer may use or sell the Business Inventory or software existing at the Closing without alteration or modification after the Closing Date, and (ii) on stationery, invoices, promotional material, or similar material of the Business or the RAS Product Line existing at the Closing, the Buyer may use such material, without alteration or modification, until six months after the Closing Date.

         5.10 Employee Matters. (a) GenTek shall use its reasonable efforts to have the persons listed on Schedule 5.10(a) (the "Key Employees") be employed by GenTek a Subsidiary of GenTek effective as of the Closing Date at such wage or salary levels, as applicable, and with such employee benefits that are, in the aggregate, substantially comparable to, or more favorable to the Key Employees than, those currently provided to such persons by the Sellers. As reasonably requested by GenTek, the Sellers shall cooperate with GenTek, and extend to GenTek such assistance as may be necessary or desirable, with respect to the employment of the Key Employees by GenTek or its Subsidiaries as of the Closing Date.

         (b) GenTek shall use its reasonable efforts to have the persons listed on Schedule 5.10(b) (the "Other Employees") to be employed by GenTek or a Subsidiary of GenTek after the Closing at such wage or salary levels, as applicable, and with such employee benefits that are, in the aggregate, substantially comparable to, or more favorable to the Other Employees than, those currently provided to such employees. As reasonably requested by GenTek, the Sellers shall cooperate with GenTek, and extend to GenTek such assistance as may be necessary or desirable, with respect to the employment of the Other Employees by GenTek or its Subsidiaries.

         (c) The Sellers shall remain solely responsible for any and all liabilities that they may otherwise have in respect of the Vigilant Employees, including the Key Employees and the Other Employees and their respective beneficiaries and dependents, relating to or arising in connection with or as a result of (i) the employment or the actual or constructive termination of employment of any such Vigilant Employee by the Sellers (including in connection with the consummation of the transactions contemplated by this Agreement and the Purchase Agreement), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Employee Benefit Plan or other employee or retiree benefit or compensation plan, program, practice, policy, agreement or arrangement of the Sellers or (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, deferred compensation) payable as a result of the employment of any Vigilant Employee by the Sellers.

         (d) The Vigilant Employees no longer employed by any Seller shall cease to participate in the LeCroy Corporation Retirement and Savings plan (the "LeCroy 401(k) Plan") as of the Closing Date. The Sellers shall take such action as they deem necessary to cause the accounts in the LeCroy 401(k) Plan of the Vigilant Employees hired by the Buyer or its Affiliates as of the Closing Date to be fully vested as of the Closing Date and to enable such Vigilant Employees to elect to take distributions of their accounts under the LeCroy 401(k) Plan to the extent permitted by and subject to the limitations of Section 401(k)(10) of the Code. If any such Vigilant Employee should so elect, such Vigilant Employee shall be permitted to roll over his or her distribution in accordance with applicable law and regulations to a defined contribution retirement plan (the "Buyer's 401(k) Plan") qualified under Section 401(a) of the Code and maintained by the Buyer or one of its Affiliates, and the Buyer shall take such action as it may deem necessary to cause the Buyer 401(k) plan to accept any such rollovers (including to the extent reasonably feasible any plan loans). The Sellers shall make all matching contributions with respect to such employees that are required to be made under the LeCroy 401(k) Plan.

         (e) After the Closing Date, the Sellers shall remain responsible for any and all benefit liabilities that they may otherwise have to or in respect of any Vigilant Employee relating to or arising in connection with claims for workers' compensation benefits arising in connection with any occupational injury or disease occurring or existing prior to the Closing Date.

         (f) With respect to the Vigilant Employees employed by the Buyer, service prior to the Closing Date with the Sellers or any of their respective Affiliates shall be treated as service with the Buyer for all purposes (including for purposes of calculating any future vacation or severance, if otherwise relevant) other than for benefit accruals.

         5.11 RAS Product Line. From and after the Closing Date, the Transferors shall, and LeCroy shall cause the Transferors to, furnish and provide to GenTek and the Buyer all Intellectual Property of the Sellers necessary or desirable for the design, development, manufacture, production, enhancement, sale and service of products included in the RAS Product Line, including by making available to GenTek and the Buyer the personnel of the Sellers knowledge about the processes, formulae, know-how, technical information and manufacturing and engineering processes associated with the manufacture and production of the products included in the RAS Product Line.

         5.12 Excluded Digitech Product Lines. From the date hereof until 90 days after the Closing Date, none of the Sellers nor any of their Affiliates may, without the prior written consent of GenTek, directly or indirectly, (i) offer, sell, contract to sell, offer or grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Excluded Digitech Product Lines or any asset or property (including any Intellectual Property) related to any Excluded Digitech Product Lines, or (ii) solicit, initiate, encourage or knowingly facilitate any inquiries or proposals for, or enter into any discussions with respect to, the sale, transfer or disposition of any Excluded Digitech Product Lines or any asset or property related to any Excluded Digitech Product Lines, except in the case of either clause (i) or (ii) for sales of products in the ordinary course of business consistent with past practice and pursuant to agreements or arrangements existing on the date hereof.

         5.13 Clearance Opinions. Within 15 days of the Closing Date, GenTek shall, following consultation with LeCroy, determine a list of existing patents with respect to which it proposes to receive an opinion of counsel substantially in the form of Exhibit A (each, a "Clearance Opinion"). The Sellers shall use their reasonable best efforts to have Frommer, Lawrence & Haug LLP, special intellectual property counsel to the Sellers, deliver to GenTek and the Buyer a Clearance Opinion with respect to each such patent no later than 60 days from the Closing Date.

         5.14 Further Actions. (a) Each of the Sellers, GenTek and the Buyer shall use its best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary or desirable to consummate the transactions contemplated by this Agreement, including the satisfaction by the Sellers of all the conditions contained in Section 6.1 and 6.3 and the satisfaction by GenTek and the Buyer of all the conditions contained in Sections
6.1 and 6.2.

         (b) Each of the Sellers, GenTek and the Buyer shall, as promptly as practicable, file or supply, or cause to be filed or supplied, all registrations, applications, notifications and information required to be filed or supplied by such party pursuant to applicable Laws in connection with this Agreement and the consummation of the transactions contemplated hereby or otherwise to carry out the intent and purposes of this Agreement.

         5.15 Further Assurances. From time to time after the Closing, the Sellers, GenTek and the Buyer shall, each at its own expense, execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and take such other actions, as may be reasonably requested by the other party to render effective the consummation of the transactions contemplated by this Agreement or otherwise to carry out the intent and purposes of this Agreement.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to the Obligations of both Parties. The obligations of the parties, to consummate the transactions contemplated by the Closing shall be subject to the fulfillment, or waiver by the Sellers and GenTek, on or prior to the Closing Date, of each of the following conditions:

         (a) All actions by or in respect of, or filings with or notices to, any Person (including any Governmental Authority) necessary to effect the transactions contemplated by the Closing shall have been taken or made; and

         (b) No action or proceeding shall be pending by any Person on the Closing Date before any Governmental Authority to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby or to recover any material damages or to obtain other material relief as a result of such transactions.

         6.2 Conditions to the Obligations of Sellers. The obligation of the Sellers to consummate the transactions contemplated by the Closing shall be subject to the fulfillment, or waiver by the Sellers, on or prior to the Closing Date, of each of the following additional conditions:

         (a) All representations and warranties of GenTek and the Buyer contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of the Closing Date;

         (b) GenTek and the Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and the other Transaction Documents to be performed by them on or prior to the Closing Date;

         (c) Each of GenTek and the Buyer shall have delivered to the Sellers a certificate, each dated the Closing Date and signed by an authorized officer, as to the fulfillment of the conditions set forth in clauses (a) and (b) of this
Section 6.2;

         (d) The Sellers shall have received an opinion, addressed to it and dated the Closing Date, from Debevoise & Plimpton, special counsel to GenTek in form and substance reasonably satisfactory to LeCroy; and

         (e) All corporate proceedings of GenTek and the Buyer in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory to LeCroy in its reasonable judgment.

         6.3 Conditions to the Obligations of GenTek and the Buyer. The obligations of GenTek and the Buyer to consummate the transactions contemplated by the Closing shall be subject to the fulfillment, or waiver by GenTek and the Buyer, on or prior to the Closing Date, of each of the following additional conditions:

         (a) All representations and warranties of the Sellers contained in this Agreement and the other Transaction Documents shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of the Closing Date;

         (b) The Sellers shall have performed and complied in all material respects with all agreements and covenants required by this Agreement and the other Transaction Documents to be performed by the Sellers on or prior to the Closing Date;

         (c) The Sellers shall have delivered to GenTek and the Buyer a certificate, dated the Closing Date and signed by an authorized officer, as to the fulfillment of the conditions set forth in clauses (a) and (b) of this
Section 6.3;

         (d) GenTek and the Buyer shall have received an opinion, addressed to them and dated the Closing Date from (i) Bingham Dana LLP, special counsel to the Sellers, in form and substance reasonably satisfactory to GenTek, and (ii) Frommer Lawrence & Haug LLP, special intellectual property counsel to the Sellers, in form and reasonably satisfactory to GenTek with respect to the strength of the patent portfolio of the Business and the ability of such patent portfolio to cover the Transferred Intellectual Property.

         (e) GenTek shall have received evidence satisfactory to it of the release of all Liens (other than Permitted Liens) on or with respect to the Transferred Assets;

         (f) The Key Employees shall be employed by GenTek, the Buyer or other Subsidiary of GenTek, in each case on terms and conditions reasonably satisfactory to GenTek, as contemplated by Section 5.10(a);

         (g) Each of the patents and patent applications described or listed on
Schedule 6.3(g) shall have been duly transferred to LeCroy (such that they constitute Transferred Intellectual Property prior to the Closing);

         (h) Each Seller shall have delivered to the Buyer a certificate, as contemplated under and meeting the requirements of section 1.1445-2(b)(2)(i) of the Treasury Regulations, to the effect that such Seller is not a foreign person within the meaning of the Code and the Treasury Regulations; and

         (i) All corporate proceedings of the Sellers and the Transferred Subsidiaries in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory to GenTek in its reasonable judgment.

                                   ARTICLE VII
                                   TAX MATTERS

         7.1 Indemnification for Tax Matters. Each of the Sellers shall, jointly and severally, indemnify, defend and hold harmless GenTek, the Buyer and the Transferred Subsidiaries from, against and with respect to, and shall pay and reimburse them for, (i) any liability for Taxes imposed on, incurred by or assessed against the Transferred Assets, the Business, the RAS Product Line or any Transferred Subsidiary with respect to any Pre-Closing Tax Period and (ii) any liability for Taxes of any Seller or any other entity which is or has been affiliated prior to the Closing with any Transferred Subsidiary, the Business or the RAS Product Line or which the Business, the RAS Product Line or any Transferred Subsidiary may be held liable as a result of being, prior to the Closing, a transferee or a successor of any other Person.

         7.2 Procedural Matters. The Buyer and the Sellers shall promptly notify each other in writing within 20 business days of receipt of written notice of any pending or threatened audit of, or assessment against, the Business, the RAS Product Line, the Transferred Assets or any Transferred Subsidiary relating to any Pre-Closing Tax Period. The Sellers shall have the right to control, and to represent the interests of the Business, the RAS Product Line or the Transferred Subsidiaries in, any such audit or related administrative or court proceeding; provided that the Sellers shall not (and shall not permit any of their Affiliates to) compromise or settle any issue relating to Taxes that may have a material adverse effect on the Business, the Transferred Assets, the Buyer or any of its Affiliates without the Buyer's prior written consent, which consent shall not be unreasonably withheld; provided further that the Sellers shall permit the Buyer to participate at Buyer's own expense in any such audit or proceeding.

         7.3 Employment-Related Tax Cooperation. (a) The Sellers and the Buyer shall (i) treat the Buyer and each Affiliate thereof, as applicable, as a "successor employer" and the Sellers (as applicable) as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to the Key Employees and the Other Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and (ii) reasonably cooperate with each other to avoid, to the extent feasible, the filing of more than one IRS Form W-2 with respect to each such employee for the calendar year within which the Closing Date occurs.

         (b) At the request of the Buyer with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, the Sellers shall consider cooperating to the extent feasible to (i) treat the Buyer and each Affiliate thereof, as applicable, as a successor employer and the Seller, as applicable, as a predecessor employer, within the meaning of the relevant provisions of such Tax Law, with respect to the Key Employees and the Other Employees, and (ii) reasonably cooperate with each other to avoid, to the extent feasible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such employee for the calendar year within which the Closing Date occurs.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification by the Sellers. Each of the Sellers shall, jointly and severally, indemnify and hold harmless each Buyer Indemnitee from, against and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including interest, penalties and reasonable attorneys' and accountants' fees and disbursements incurred in investigating or defending any of the foregoing or in asserting, preserving or enforcing any rights under this Agreement), whether or not resulting from third-party claims (each of the foregoing a "Loss", and collectively "Losses"), arising out of or as a result of
(i) any inaccuracy of any representation or warranty made by the Sellers in this Agreement, (ii) any failure of any Seller to perform or fulfill any of its covenants, agreements or other obligations in this Agreement, (iii) any Excluded Liability or Excluded Asset, (iv) the ownership or use of any Transferred Assets prior to the Closing Date, or the conduct or operation of the Business or the RAS Product Line prior to the Closing Date, or (v) any failure of the Sellers to comply with applicable bulk sales laws (in consideration of which indemnification obligation GenTek and the Buyer hereby waive compliance by the Sellers with any applicable bulk sales laws).

         8.2 Indemnification by GenTek and the Buyer. GenTek and the Buyer shall, jointly and severally, indemnify and hold harmless each Seller Indemnitee from, against and with respect to any and all Losses arising out of or as a result of (i) any inaccuracy of any representation or warranty made by GenTek or the Buyer in this Agreement, (ii) any failure of either GenTek or the Buyer to perform or fulfill any of its covenants, agreements or other obligations in this Agreement or any Transaction Document or (iii) any Assumed Liability.

         8.3 Survival of Representations and Warranties, etc. The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the completion of the transactions contemplated by the Closing, but only to the extent specified below:

         (i) except as set forth in clauses (ii) and (iii) of this Section 8.3, the representations and warranties contained in Articles III and IV shall survive until March 31, 2002;

         (ii) the representations and warranties contained in Sections 3.1, 3.2, 3.7(a), 3.7(b), 3.12 and 3.13 shall survive until the seventh anniversary of the Closing Date; and

         (iii) the representations and warranties contained in Section 3.11 and
     Article VII shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including by reason of waiver of such statute of limitations.

         8.4 De Minimis; Limitation. (a) The Sellers shall not be obligated to indemnify and hold harmless the Buyer Indemnitees pursuant to clause (i) of
Section 8.1 unless and until the aggregate amount of all claims against the Sellers under clause (i) of Section 8.1 exceeds $100,000, and then only to the extent such aggregate amount exceeds $100,000.

         (b) The aggregate amount that the Sellers shall be obligated to indemnify and hold harmless the Buyer Indemnitees pursuant to clause (i) of
Section 8.1 shall not exceed $6 million (the "General Cap"), subject to the following qualifications:

         (i) The indemnification obligations of the Sellers arising from or as a result of any inaccuracy of any representation or warranty contained in
     Section 3.1, 3.2, 3.7(a), 3.7(b) or 3.13 shall not be subject to the General Cap and no payment made by the Sellers arising from or as a result of inaccuracies of representations and warranties contained in Sections 3.1, 3.2, 3.7(a), 3.7(b) and 3.13 will be applied towards the General Cap; and

         (ii) The indemnification obligations of the Sellers arising from or as a result of any inaccuracy of any representation or warranty contained in
     Section 3.12 shall not be subject to the General Cap, and no payment made by the Sellers arising from or as a result of inaccuracies of representations and warranties contained in Section 3.12 shall be applied towards the General Cap. Notwithstanding the foregoing, for all Cleared Patents for which GenTek and the Buyer receive Clearance Opinions within the time periods specified in Section 5.13, the aggregate amount that the Sellers shall be obligated to indemnify and hold harmless the Buyer Indemnitees pursuant to clause (i) of Section 8.1 for Losses suffered by the Buyer Indemnitees as a result of claims or demands asserted under such Cleared Patents for the use of any Transferred Intellectual Property after the Closing in a manner substantially consistent with the use thereof by the Sellers prior to the Closing shall be limited to $6 million (the "Intellectual Property Cap"), but (A) no payment made by the Sellers arising from or as a result of inaccuracies of any other representations and warranties contained in this Agreement, or as a result of the ownership or use of any Transferred Intellectual Property prior to the Closing, shall be applied towards the Intellectual Property Cap, and (B) no payment made by the Sellers arising from or as a result of inaccuracies of representations and - warranties contained in Section 3.12 shall be applied towards the General Cap.

         8.5 Indemnification Procedures. (a) For the purposes of this Section 8.5, the party seeking indemnification shall be known as the "Indemnified Party", and the party from whom indemnification is sought shall be known as the "Indemnifying Party".

         (b) As promptly as practicable after receipt by an Indemnified Party of notice of any Loss in respect of which an Indemnifying Party may be liable under this Article VII, the Indemnified Party shall give notice thereof (the "Indemnification Notice") to the Indemnifying Party. The failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Article VII, except to the extent such failure results in a lack of actual notice to the Indemnifying Party and the Indemnifying Party is materially prejudiced as a result of failure to receive such notice. Within 30 days of receipt of an Indemnification Notice in accordance with this Section 8.5(b), the Indemnifying Party shall pay the Indemnified Party the amount specified in such Indemnification Notice, unless the Indemnifying Party delivers a notice of disagreement with the relevant indemnification claim within 15 days of its receipt of such Indemnification Notice.

         (c) In the case of any claim asserted by a third party (including any governmental or political subdivision or an agency or instrumentality thereof) against GenTek, the Buyer or any Subsidiary which would result in a claim under this Article VIII, the Indemnified Party shall (i) notify the Indemnifying Party of such claim within 30 days of receipt of such claim (and at least 15 days prior to the expiration of the period during which the defendant may assert its defense, if such period expires earlier), and (ii) except with respect to claims relating to health or safety matters, environmental protection or pollution control, permit the Indemnifying Party, at its option and expense, to take over and assume the defense of any such claim by counsel satisfactory to the Indemnified Party and to settle or otherwise dispose of the same; provided that if the Indemnifying Party does so take over and assume the defense, (x) the Indemnified Party may at its discretion at all times participate, at its own expense, in such defense by counsel of its own choice, and (y) the Indemnifying Party shall, at all times and to the maximum extent possible, keep the Indemnified Party informed of the status of such claim and the proceedings related thereto. The Indemnifying Party shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party, enter into any settlement that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff in question to the Indemnified Party and its

Affiliates a release of all liabilities in respect of such claims. If the Indemnifying Party does not accept the defense of any claim within 30 days of delivery of the Indemnification Notice (or ten days prior to the expiration of the period during which the defendant may assert its defense, if such period expires earlier), the Indemnified Party shall have the right to defend against any such claim by counsel of its own choice and shall be entitled to settle or agree to pay in full such claim or demand; provided that if an Indemnified Party does so take over and assume the defense, the Indemnified Party shall, at all times and to the maximum extent possible, keep the Indemnifying Party informed of the status of such claim and the proceedings related thereto. For claims relating to health or safety matters, environmental protection or pollution control, the Indemnified Party may, at its option, take over and assume the defense any such claim by counsel satisfactory to Indemnifying Party and to settle or otherwise dispose of the same; provided that if an Indemnified Party does so take over and assume the defense, (i) the Indemnified Party shall, at all times and to the maximum extent possible, keep the Indemnifying Party informed of the status of such claim and the proceedings related thereto, and
(ii) the Indemnifying Party may at its discretion at all times participate, at its own expense, in such defense by counsel of its own choice.

         8.6 Exclusive Remedy. Except as contemplated by Section 10.8, the indemnity in this Article VII shall be the exclusive remedy of the Buyer Indemnitees or the Seller Indemnitees, as the case may be, after the Closing for breaches of the representations, warranties and covenants of the parties contained in this Agreement; except that nothing herein may limit in any way any Person's remedies in respect of intentional misrepresentation or omission, fraud or willful misconduct.

         8.7 Coordination with Article VII. In the event of any inconsistency between Article VII and this Article VIII, Article VII shall control and prevail as to any Tax matter.

                                   ARTICLE IX
                                   DEFINITIONS

         The following terms, as used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person (or other persons performing similar functions).

         "Anixter" means Anixter Inc., a Delaware corporation.

         "Assumed Liabilities" has the meaning given in Section 1.3.

         "Business" means the design, development, production, marketing and sale of Network Diagnostic Equipment and the provision and furnishing of Network Diagnostic Services.

         "Business Inventories" has the meaning set forth in Section 1.1(d).

         "Buyer" has the meaning given in Recital B.

         "Buyer 401(k) Plan" has the meaning given in Section 5.10(d).

         "Buyer Indemnitee" means any of GenTek, any Affiliate of GenTek or the Buyer, or any director, officer or employee of any of the foregoing; and "Buyer Indemnitees" means all of the foregoing.

         "Clearance Opinion" has the meaning given in Section 5.13.

         "Cleared Patent" means any patent for which GenTek and the Buyer have received a Clearance Opinion pursuant to Section 5.13.

         "Closing" has the meaning given in Section 2.1.

         "Closing Date" means August 25, 2000, or such other date as the parties may agree upon.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consent" means any consent, approval, authorization, waiver, permit, concession, decree, agreement, license, exemption or order of, registration, declaration or filing with or report to any Person.

         "Digitech" has the meaning given in the Introduction.

         "Employee Benefit Plan" means any "employee benefit plan", as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other plan, program, arrangement, agreement, policy or understanding, whether written or oral, that provides benefits in respect of any Employee to which either Transferor may have any liability or obligation.

         "Environmental Claims" refers to any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or Releases of Hazardous Substances.

         "Environmental Law" means any foreign, federal, state or local law, statute, regulation, rule, order, ordinance, decree, injunction, judgment, governmental approval or any other requirement of law (including common law) regulating or relating to the protection of human health or safety, natural resources or the environment, including, but not limited to, laws relating to pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" has the meaning given in Section 1.2.

         "Excluded Digitech Product Lines" means the product lines of Digitech other than the RAS Product Line, including product lines known as WAN and ATM.

         "Excluded Liabilities" has the meaning given in Section 1.4.

         "FICA" has the meaning given in Section 7.3(a).

         "FUTA" has the meaning given in Section 7.3(a).

         "GAAP" means the accounting principles and practices generally accepted from time to time in the United States.

         "General Cap" has the meaning given in Section 8.4(b).

         "GenTek" has the meaning given in the Introduction.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

         "Governmental Approval" means any Consent of, with or to any Governmental Authority.

         "Hazardous Substances" means any substance, chemical, compound, product, pollutant, contaminant or material that is classified or regulated as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance" or words of similar import under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum, petroleum products or by-products, and urea-formaldehyde insulation.

         "Indemnification Notice" has the meaning given in Section 8.5(b).

         "Indemnified Party" has the meaning given in Section 8.5(a).

         "Indemnifying Party" has the meaning given in Section 8.5(a).

         "Intellectual Property" means any and all patents (including provisional patents, utility patents, design patents, industrial designs and utility models as well as all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, and the inventions and improvements thereto; copyrights including works of authorship, databases, computer software and programs (including source code), data and documentation; semiconductor chip/mask work rights; trademarks, service marks, logos, designs, slogans, trade names, domain names, package designs, product designs, other design (model) rights; inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; and all other related proprietary rights including any goodwill associated therewith, and all registrations thereof and applications to register or renew thereof (as applicable), in all countries and territories worldwide and under any international convention, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium, including electronic media), and licenses of any of the foregoing, and including the right to sue for and seek remedies against the past, present, and future infringements of the foregoing, and rights of priority and protection of interests in the foregoing.

         "Intellectual Property Cap" has the meaning given in Section 8.4(b).

         "IRS" means the Internal Revenue Service.

         "Iwatsu" means Iwatsu Electric Co. Ltd., a Japanese limited liability company.

         "Key Employees" has the meaning given in Section 5.10(a).

         "Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) governmental approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         "LeCroy" has the meaning given in the Introduction.

         "LeCroy 401(k) Plan" has the meaning given in Section 5.10(d).

         "LeCroy Intellectual Property" has the meaning given in Section 1.5.

         "LeCroy SEC Reports" has the meaning given in Section 3.23.

         "LeCroy Transferred Assets" has the meaning given in Section 1.5.

         "License and Supply Agreement" means the supply agreement to be entered into by the Sellers and the Buyer on the Closing Date, substantially in the form of the License and Supply Agreement attached hereto as Exhibit B, with such changes thereto as may be agreed upon by the Sellers, the Company and GenTek.

         "Lien" means any mortgage, lien, pledge, charge, encumbrance or other security interest.

         "Live Network" means a Network that is on-line, operating, and actively engaged in transmitting and receiving client traffic.

         "Loss" has the meaning given in Section 8.1.

         "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), properties, business, results of operations or prospects of the Transferred Assets, taken as a whole, or of the Business or
(ii) the manufacture or sale of the RAS Product Line.

         "Material Contracts" has the meaning set forth in Section 3.14.

         "Network" means any group of telecommunications nodes and the links that interconnect them used for the transmission or management of voice, data, video or other signals, including any network using copper, fiber-optic, hybrid, wireless or other transmission media, whether a local area network (LAN) or wide area network (WAN), whether a public network or private network. The definition of Network shall also be deemed to include all layers of a network, including the physical, applications, protocol and other layers.

         "Network Diagnostic Equipment" means any dedicated diagnostic equipment (including hardware and software) designed or used for the detection, characterization or analysis of the performance of any Live Network. For purposes hereof, the definition of Network Diagnostic Equipment shall be deemed to exclude general purpose instruments designed or used for the purpose of testing individual electronic components.

         "Network Diagnostic Services" means any service related to the detection, characterization, analysis or improvement of the performance of any Network.

         "Other Employees" has the meaning given in Section 5.10(b).

         "Owned Intellectual Property" has the meaning set forth in Section 3.12(a).

         "New York Court" has the meaning given in Section 10.3.

         "Permitted Liens" means (i) Liens for Taxes not yet due and payable, if adequate reserves with respect thereto are maintained on the books and records of Vigilant in accordance with GAAP applied on a basis consistent with the Financial Statements, and (ii) Liens that, individually and in the aggregate, do not and would not (A) materially detract from the value of any of the Transferred Assets or (B) materially interfere with the use or contemplated use of any Transferred Assets. No Lien on or with respect to any shares of capital stock of any Subsidiary may be a Permitted Lien.

         "Person" means an individual, corporation, partnership, trust, or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

         "Plans" has the meaning set forth in Section 3.13(a).

         "Pre-Closing Tax Period" means all taxable periods ending on or before the Closing Date and the portion up to and including the Closing Date in the case of any taxable period that begins on or before the Closing Date and ends after the Closing Date. Taxes with respect to any period that begins on or before and ends after the Closing Date shall be allocated to the Pre-Closing Tax Period (i) on a per diem basis in the case of real and personal property Taxes and (ii) on the basis of an interim closing of the books at the end of the Closing Date in the case of all other Taxes.

         "Purchase Price" has the meaning given in Section 2.2.

         "RAS Product Line" means the product lines of Digitech that permit remote access of Networks for the offsite diagnosis and monitoring of performance of Networks, including product lines known as RAS, PAM and RMON, but excluding all Excluded Digitech Product Lines.

         "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing.

         "Remedial Action" means all actions required to (i) clean up, remove, treat or in any other way remediate any Hazardous Substance; (ii) prevent the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations and care related to any such Hazardous Substances.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Indemnitee" means any of the Sellers, any Affiliate of any Seller, or any director, officer or employee of any of the foregoing.

         "Sellers" has the meaning given in the Introduction.

         "Subsidiary" of any Person means any corporation, partnership, company or other entity of which securities or other ownership interests having ordinary power to elect a majority of the board of directors, supervisory board, managing board or other persons performing similar functions are directly or indirectly owned by such Person.

         "Tax Allocation Schedule" has the meaning given in Section 2.3.

         "Taxes" means any federal, state, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers' compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon and additions thereto).

         "Tax Return" means any return, report, declaration, form, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Transaction Documents" means the License and Supply Agreement and the Warrant.

         "Transferred Assets" means the assets, properties and rights described in Sections 1.1 and 1.5, but excluding the Excluded Assets.

         "Transferred Intellectual Property" has the meaning given in Section 1.1(i).

         "Transferred Subsidiary" has the meaning given in Section 1.1(a).

         "Transferors" has the meaning given in the Introduction.

         "Transitional Services" has the meaning given in Section 5.6(a).

         "Treasury Regulations" means the regulations promulgated under the Code.

         "Vigilant" has the meaning given in the Introduction.

         "Vigilant 401(k) Plan" has the meaning given in Section 5.10(d).

         "Vigilant Employee" means any current or former employee of Vigilant or any of its Subsidiaries, including Leslie Swanson.

         "Warrant" means the Common Stock Purchase Warrant, substantially in the form of Exhibit C, for the purchase of up to 200,000 shares of common stock, par value $0.01 per share, of LeCroy at an initial exercise price of $10.05 per share.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.1 Termination. (a) This Agreement may be terminated at any time prior to Closing:

         (i) By the written agreement of the Sellers, Vigilant and GenTek;

         (ii) Upon notice given by LeCroy or GenTek to the other parties if the Closing has not occurred on or prior to September 1, 2000 through no fault of the Sellers (if LeCroy is the terminating party) or GenTek or the Buyer (if GenTek is the terminating party);

         (iii) Upon notice given by GenTek to the Sellers if GenTek becomes aware of any event, condition or circumstance that, individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Effect; or

         (iv) Upon notice given by either the Sellers, on the one hand, or GenTek or the Buyer, on the other hand, if the consummation of the transactions contemplated hereby would violate, in whole or in part, any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         (b) The provisions of Article VIII and Sections 5.5, 10.2, 10.3, 10.5, 10.7, 10.8 and 10.9 shall survive any termination of this Agreement.

         10.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles or rules thereof.

         10.3 Jurisdiction. (a) Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New York Court, and any claim that any such action or proceeding brought in any New York Court has been brought in an inconvenient forum, (iii) submits to the non-exclusive jurisdiction of New York Courts in any suit, action or proceeding, and (iv) agrees that the losing party shall pay to the prevailing party the attorneys' fees and expenses incurred by the prevailing party in such action. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a New York Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

         (b) Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

         10.4 Amendment; Assignment; No Third Party Beneficiaries. (a) Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.

         (b) GenTek may, by written notice to the Sellers no later than one day prior to the Closing, designate any direct or indirect wholly-owned Subsidiary of GenTek organized under the laws of any state of the United States as the "Buyer" under this Agreement, and such designee shall have all the rights and obligations of the Buyer under this Agreement as if an original party to this Agreement. No such designation shall affect any of the rights, obligations or liabilities of GenTek under this Agreement, and GenTek shall be jointly and severally liable with the Buyer for the performance by the Buyer of all its obligations under this Agreement.

         (c) Except as contemplated by Section 10.4(b), this Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         10.5 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice and a copy of the notice or other communication is also sent on the same day by registered, acknowledgment of receipt requested), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties:

         (i)  if to LeCroy, Vigilant or Digitech, at

         LeCroy Corporation
         700 Chestnut Ridge Road
         Chestnut Ridge, New York 10977-6499
         Telecopy:  (914) 425-8967
         Attention:  President and Chief Executive Officer

         with a copy to

         Bingham Dana LLP
         150 Federal Street
         Boston, Massachusetts 02110
         Telecopy:  (617) 951-8736
         Attention:  Roger D. Feldman

         (ii)  if to GenTek or the Buyer, at

         GenTek Inc.
         Liberty Lane
         Hampton, New Hampshire 03842
         Telecopy:  (203) 929-2703
         Attention:  Secretary
         with a copy to

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Telecopy:  (212) 909-6836

         Attention:  Raman Bet-Mansour

         10.6 Expenses; Transfer Taxes. Each party hereto shall pay all its own costs and expenses incident to this Agreement and the transactions contemplated by this Agreement, including fees and disbursements of legal, accounting and financial advisors, except that the Sellers, on the one hand, and GenTek and the Buyer, on the other hand, shall each bear one-half of all sales, use, excise, documentary, transfer taxes, stamp duties and similar taxes and charges arising out of this Agreement and the transactions contemplated by this Agreement.

         10.7 Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

         10.8 Specific Performance. Each of the parties hereto acknowledges that there may be no adequate remedy at law for the failure by such party to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that its agreement contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         10.9 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         10.10 Integration. This Agreement (including the schedules and exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof.

         10.11 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date above written.

                                                     GENTEK INC.

                                                     By   ______________________
                                                          Name:
                                                          Title:


                                                     VIGILANT NETWORKS, INC.


                                                     By   ______________________
                                                          Name:
                                                          Title:


                                                     DIGITECH INDUSTRIES, INC.

                                                     By   ______________________
                                                          Name:
                                                          Title:


                                                     LECROY CORPORATION

                                                     By   ______________________
                                                          Name:
                                                          Title:

================================================================================




                            ASSET PURCHASE AGREEMENT

                                      among

                                  GENTEK INC.,

                            VIGILANT NETWORKS, INC.,

                            DIGITECH INDUSTRIES, INC.

                                       and

                               LECROY CORPORATION

                           Dated as of August 23, 2000





================================================================================

                                                              SCHEDULE 5.10(A)

                                KEY LLC EMPLOYEES

Ashwin Kovummal
Thomas Quinlan, III
William Richardson
James Shuman

                                                            SCHEDULE 5.10(B)

                                 OTHER EMPLOYEES

David Brusiee
Robert Carr
Robert Gibson
Scott Kauffman
Eddie Khoo
Pat Kraptfl
Srivathsan Krishnamachari
Terry Long
Kevin Millard
Aaron Pailes
Fiona Rack
Zia Shariff
Kevin Varnerin
Peter Zajac

                                TABLE OF CONTENTS

                                    ARTICLE I
                     TRANSFERRED ASSETS; ASSUMED LIABILITIES

  1.1      Transferred Assets of Transferors.................................  1
  1.2      Excluded Assets...................................................  3
  1.3      Assumption of Liabilities.........................................  4
  1.4      Excluded Liabilities..............................................  4
  1.5      Transferred Assets................................................  5
  1.6      Consent of Third Parties..........................................  6

                                   ARTICLE II
                             CLOSING; PURCHASE PRICE

  2.1      Closing...........................................................  6
  2.2      Purchase Price....................................................  7
  2.3      Allocation of Purchase Price......................................  7

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

  3.1      Authorizations....................................................  8
  3.2      No Conflicts......................................................  8
  3.3      Subsidiaries......................................................  9
  3.4      Financial Statements.............................................. 10
  3.5      Absence of Undisclosed Liabilities................................ 10
  3.6      Absence of Changes................................................ 11
  3.7      Transferred Assets................................................ 12
  3.8      Compliance with Laws and Other Instruments; Governmental Approvals 13
  3.9      Litigation........................................................ 14
  3.10     Environmental Matters............................................. 14
  3.11     Taxes............................................................. 16
  3.12     Intellectual Property............................................. 17
  3.13     Employment Agreements, Benefits, etc.............................. 19
  3.14     Material Contracts................................................ 21
  3.15     Accounts Receivable............................................... 22
  3.16     Inventory......................................................... 22
  3.17     Suppliers......................................................... 22
  3.18     Customers......................................................... 22

  3.19     Product Liability................................................. 23
  3.20     Transactions with Affiliates...................................... 23
  3.21     Use of Certain Names and Marks.................................... 23
  3.22     Brokers; Bonuses.................................................. 24
  3.23     SEC Filings; Financial Statements................................. 24

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF GENTEK

  4.1      Authorizations.................................................... 24
  4.2      Corporate Existence; Ownership of the Buyer....................... 25
  4.3      No Conflicts...................................................... 25
  4.4      Litigation........................................................ 25
  4.5      Brokers........................................................... 26
  4.6      Securities Law Matters............................................ 26

                                    ARTICLE V
                                    COVENANTS

  5.1      Conduct of the Business........................................... 26
  5.2      Access and Information............................................ 27
  5.3      No Solicitation................................................... 27
  5.4      Public Announcements.............................................. 27
  5.5      Confidentiality of Information.................................... 28
  5.6      Transitional Administrative Services.............................. 28
  5.7      Non-Competition; Non-Solicitation................................. 29
  5.8      Record Retention by the Sellers................................... 29
  5.9      Right to Use Certain Names and Marks.............................. 30
  5.10     Employee Matters.................................................. 30
  5.11     RAS Product Line.................................................. 32
  5.12     Excluded Digitech Product Lines................................... 32
  5.13     Clearance Opinions................................................ 32
  5.14     Further Actions................................................... 32
  5.15     Further Assurances................................................ 33

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

  6.1      Conditions to the Obligations of both Parties..................... 33
  6.2      Conditions to the Obligations of Sellers.......................... 33
  6.3      Conditions to the Obligations of GenTek and the Buyer............. 34

                                   ARTICLE VII
                                   TAX MATTERS

  7.1      Indemnification for Tax Matters................................... 35
  7.2      Procedural Matters................................................ 35
  7.3      Employment-Related Tax Cooperation................................ 35

                                  ARTICLE VIII
                                 INDEMNIFICATION

  8.1      Indemnification by the Sellers.................................... 36
  8.2      Indemnification by GenTek and the Buyer........................... 36
  8.3      Survival of Representations and Warranties, etc................... 37
  8.4      De Minimis; Limitation............................................ 37
  8.5      Indemnification Procedures........................................ 38
  8.6      Exclusive Remedy.................................................. 39
  8.7      Coordination with Article VII..................................... 39

                                   ARTICLE IX
                                   DEFINITIONS

                                    ARTICLE X
                                  MISCELLANEOUS

  10.1     Termination....................................................... 46
  10.2     Governing Law..................................................... 47
  10.3     Jurisdiction...................................................... 47
  10.4     Amendment; Assignment; No Third Party Beneficiaries............... 47
  10.5     Notices........................................................... 48
  10.6     Expenses; Transfer Taxes.......................................... 49
  10.7     Remedies.......................................................... 49
  10.8     Specific Performance.............................................. 49
  10.9     Severability...................................................... 49
  10.10    Integration....................................................... 49
  10.11    Section Headings.................................................. 50
  10.12    Counterparts...................................................... 50

         SCHEDULES AND EXHIBITS

         Schedule 1.1(a):           Vigilant Subsidiaries
         Schedule 1.1(b):           Machinery and Equipment
         Schedule 1.1(c)            Real Estate
         Schedule 1.1(d)            Business Inventories
         Schedule 1.1(e)            Contracts
         Schedule 1.1(i):           Transferred Intellectual Property
         Schedule 1.1(j):           Governmental Approvals
         Schedule 1.2(a):           Certain Excluded Assets
         Schedule 1.2(c):           Iwatsu Agreements
         Schedule 1.4(i):           Certain Excluded Liabilities
         Schedule 1.5:              LeCroy Intellectual Property
         Schedule 3.1:              Consents of the Sellers
         Schedule 3.3:              Subsidiaries of Vigilant
         Schedule 3.4:              Financial Statements of the Business
         Schedule 3.5               Undisclosed Liabilities
         Schedule 3.6:              Absence of Changes
         Schedule 3.7               Real Estate
         Schedule 3.8:              Non-Compliance
         Schedule 3.9:              Litigation
         Schedule 3.10:             Environmental Matters
         Schedule 3.11:             Tax Matters
         Schedule 3.12:             Intellectual Property
         Schedule 3.13              Employee Compensation and Related Matters
         Schedule 3.14:             Material Contracts
         Schedule 3.17:             Suppliers
         Schedule 3.18:             Customers
         Schedule 3.20:             Affiliate Transactions
         Schedule 3.21              Trademarks and Service Marks
         Schedule 5.10(a):          Key LLC Employees
         Schedule 5.10(b):          Other Employees
         Schedule 6.3(g):           Employee Patents and Patent Applications

         Exhibit A:                 Form of Clearance Opinion of Counsel
         Exhibit B:                 Form of License and Supply Agreement
         Exhibit C:                 Form of Warrant

                                                                  EXHIBIT 10.2

                          LICENSE AND SUPPLY AGREEMENT

         LICENSE AND SUPPLY AGREEMENT, dated as of August 25, 2000, between Big T-1 Company LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Buyer"), and LeCroy Corporation, a corporation organized and existing under the laws of the State of Delaware ("LeCroy").

                                    Recitals

         A. Buyer is an indirect wholly-owned subsidiary of GenTek Inc., a corporation organized and existing under the laws of the State of Delaware ("GenTek"). LeCroy owns approximately 80% of the issued and outstanding capital stock of Vigilant Networks, Inc., a corporation organized and existing under the laws of the State of Delaware ("Vigilant"), and all of the capital stock of Digitech Corporation, a corporation organized and existing under the laws of the State of Delaware ("Digitech").

         B. GenTek, LeCroy, Vigilant and Digitech have entered into an Asset Purchase Agreement, dated as of August 23, 2000 (the "Asset Purchase Agreement"), for the purchase by the Buyer of the Business and the RAS Product Line from Vigilant and Digitech.

         C. LeCroy, directly and through its Subsidiaries, produces Digitizer Products and owns the Digitizer Technology which are used by and are necessary for the conduct and operation of the Business.

         D. As a condition to its purchase of the Business, the Buyer requires that LeCroy enter into this Agreement to provide the Buyer with access to the Digitizer Products and Technology following its purchase of the Business and the RAS Product Line, and LeCroy desires to enter into this Agreement to provide the Digitizer Products and Technology to the Buyer, all upon the terms and conditions set forth in this Agreement.

         E. The closing of the transactions contemplated by the Asset Purchase Agreement is occurring concurrently with the execution and delivery of this Agreement.

         F. Capitalized terms used in this Agreement are defined in Section 13.

         NOW, THEREFORE, the parties hereby agree as follows:

Section 1.   Product Supply

         1.1 Purchase and Sale of Products. Subject to the terms and conditions of this Agreement, the Buyer shall purchase Products from LeCroy, and LeCroy shall sell to the Buyer its requirements of Products.

         1.2 Forecasts. On or before the first business day of each month beginning after the Effective Date, the Buyer shall deliver to LeCroy a written, non-binding estimate (the "Forecasts") of its anticipated purchases of Products during the 180-day period beginning on the first day of such month (the "Forecast Period"), specifying the quantities of Products to be purchased during each month of the Forecast Period. The Forecasts will be supplied for planning purposes only, will be subject to revision by the Buyer, will not be binding on the Buyer or LeCroy, and will not constitute a representation or guaranty regarding actual quantities of Products to be ordered by the Buyer.

         1.3 Purchase Orders. (a) On or before the first business day of each month beginning with the first business day of September 2000, the Buyer shall deliver to LeCroy a firm purchase order (each, a "Purchase Order") for Products to be supplied by LeCroy and purchased by the Buyer during the next succeeding month. Each Purchase Order shall specify the model or version of each Product to be purchased during such month, the quantities to be purchased, and the delivery date therefor.

         (b) For the period from the Effective Date until September 30, 2000, the parties shall use their best efforts to reach agreement on the purchase by the Buyer and the supply by LeCroy of the Buyer's requirements for Products during such period.

         (c) The Products supplied by LeCroy to the Buyer pursuant to this Agreement shall be supplied pursuant to the terms and conditions of the standard printed form of LeCroy at the time of such supply (the current version thereof being attached hereto as Schedule 1.3(c)) and otherwise as set forth in this Agreement. In the event of any inconsistency between the provisions of the standard form and those of this Agreement, the provisions of this Agreement shall govern.

         1.4 Price. (a) The purchase price (the "Purchase Price") to be paid by the Buyer to LeCroy for Products purchased under this Agreement shall be as follows:

                  (i) for each Current Digitizer Product, the lesser of (A) Direct Manufacturing Costs for such Digitizer Product times 1.27 and
         (B) $3,123.85; and

                  (ii) for each New Digitizer Product, the lesser of (A) the Direct Manufacturing Costs for such Digitizer Product times 1.5 and (B) the Best Commercial Price for such Digitizer Product times 0.8.

         (b) Promptly after the end of each calendar quarter, LeCroy and the Buyer shall determine the Direct Manufacturing Costs and, with respect to New Digitizer Products, the Best Commercial Price for the Products to be supplied pursuant to this Agreement during the subsequent quarter. In the event the price paid by the Buyer during any quarter (that is, prior to the determinations referred to in the preceding sentence) exceeds or is less than the applicable Purchase Price, LeCroy and the Buyer shall adjust the Purchase Price for the Products supplied pursuant to this Agreement during such quarter prior to the determinations referred to in the preceding sentence.

         (c) The Purchase Price is F.C.A. (as defined by Incoterms, 1990), LeCroy's manufacturing facility located in Chestnut Ridge, New York, packed and sealed. The Purchase Price will not include value-added, sales, use or similar taxes.

         1.5 Supply and Delivery. Upon receipt of a Purchase Order, LeCroy shall fill such Purchase Order in accordance with the terms of such order. All Products supplied under this Agreement will be shipped F.C.A. (as defined by Incoterms, 1990), LeCroy's manufacturing facility located in Chestnut Ridge, New York, to such location as designated by the Buyer in the applicable Purchase Order. The Buyer shall bear all freight, insurance charges, sale, use, value-added and similar taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of the Products purchased by the Buyer under this Agreement.

         1.6 Payments. LeCroy shall invoice the Buyer promptly for any Product delivered pursuant to this Agreement. Unless contesting in good faith the amount of the invoice, the Buyer shall pay all such invoices within 30 days of delivery of the applicable Digitizer Product (or such longer period if LeCroy's standard commercial terms allow for customer payments beyond 30 days of delivery) and receipt by check or wire transfer to such bank account as LeCroy shall designate in the corresponding invoice.

Section 2.  New Digitizer Products

         2.1 Information Regarding New Products. LeCroy shall (i) periodically inform the Buyer of any material information relating to the development of New Digitizer Products applicable to the Business, and (ii) provide the Buyer no less than six months' prior written notice of any decision by LeCroy or its Subsidiaries to produce or manufacture a New Digitizer Product for commercial purposes, which notice shall specify the date upon which the production and manufacture of such New Digitizer Product for commercial purposes is intended to commence.

         2.2 Continued Supply of Digitizer Products. In the event LeCroy proposes to discontinue the production of any Digitizer Product used by the Buyer in the Business (the "Discontinued Digitizer Product") following the commercial introduction of any New Digitizer Product by LeCroy or its Affiliates, the Buyer shall, at its option, continue to have the right to purchase such Discontinued Digitizer Product for at least two years from the date LeCroy delivers written notice to the Buyer that it proposes to discontinue its production and LeCroy shall supply such Discontinued Digitizer Product to the Buyer in accordance with this Agreement.

Section 3.  Quality and Access

         3.1 Quality and Formulation. During the term of this Agreement, LeCroy agrees (i) to provide and maintain appropriate and suitable manufacturing facilities and personnel for the timely and quality production of Products, and
(ii) to manufacture any and all Products in accordance with applicable Law and manufacturing specifications and procedures and quality control standards in effect with respect to each Product as in effect from time to time.

         3.2 Product Testing. Upon reasonable notice and request by the Buyer, and with LeCroy's consent (which may not be unreasonably withheld), the Buyer shall be entitled to conduct site visits to any manufacturing facility where Products are assembled or manufactured for the purpose of sampling and testing such products.

         3.3 Non-Conforming Product. If any Product sold and delivered hereunder shall, in any material respect, fail to conform to the specifications for such Product or is otherwise defective, the Buyer shall have the right to notify LeCroy of such nonconformity or defect within 30 days after becoming aware of such nonconformity or defect. Such notice shall contain reasonably detailed evidence of the existence of such nonconformity or defect, and shall be subject to LeCroy's reasonable review and acceptance. Upon LeCroy's receipt and acceptance of such notice, the Buyer shall be entitled to receive, at the Buyer's option, either a full credit of the Purchase Price for such nonconforming or defective Product or an equal quantity of Digitizer Products as replacement therefor. All nonconforming or defective Products will be held for disposition in accordance with LeCroy's instructions at LeCroy's risk and expense and, if LeCroy directs, shall be returned at LeCroy's expense.

         3.4 Inspection of Records; Access. No later than 30 days following the commencement of any calendar quarter (beginning with the quarter commencing on October 1, 2000), LeCroy shall furnish to Buyer reasonably detailed reports of Direct Manufacturing Costs for the Products supplied during the prior quarter, breaking down costs for each of labor and the various raw materials (with supporting, identified invoices to be made available for inspection by Buyer upon request). LeCroy's quarterly reports shall be in a format and medium to be agreed upon by the parties. Upon reasonable request of the Buyer from time to time, LeCroy shall (i) furnish, and cause its Affiliates to furnish, the Buyer and its representatives such information as is necessary or appropriate for the purposes of computing the amounts payable under this Agreement (including the determination of Direct Manufacturing Costs and the Best Commercial Price for New Digitizer Products), and (ii) permit representatives of the Buyer to visit, at Buyer's expense, during normal business hours, its facilities and to have access to its books and records for the foregoing purposes.

Section 4.  License of Digitizer Technology

         4.1 Grant of License. From and after the Effective Date, upon the terms and subject to the conditions of this Agreement, LeCroy hereby grants, and LeCroy shall cause each of its Affiliates (as applicable) to grant, to the Buyer an exclusive, perpetual royalty free right and license to use and exploit, throughout the world, the Licensed Digitizer Technology, (i) to use, market and sell the Digitizer Products for the Exclusive Application, (ii) to design, develop, produce, use, market and sell any dedicated instrument for the Exclusive Application (other than Digitizer Products), and (iii) in the event that LeCroy or its Affiliates ceases to supply Digitizer Products under this Agreement, to assemble and produce Digitizer Products for the Exclusive Application.

         4.2 Limitation on Use of Licensed Digitizer Technology. Notwithstanding anything in this Agreement to the contrary, the Buyer may not, and shall cause each of its Affiliates not to, use any Licensed Digitizer Technology to assemble or produce any Digitizer Product unless and until LeCroy ceases to supply Digitizer Products under this Agreement.

         4.3 Litigation Involving Digitizer Technology. (a) Claims Against the Parties. The Buyer shall promptly notify LeCroy of an actual or threatened claim, or the likelihood of a claim being asserted, against the Buyer or its Affiliates with respect to any Licensed Digitizer Technology. Except as may be required by applicable Law, the Buyer may not communicate with any third party, respond to or otherwise take any action with respect to any such actual or potential claim without the prior written consent of LeCroy (which consent shall not be unreasonably withheld). LeCroy may, in its reasonable discretion, determine what responses and other actions to take with respect to such claim, including (i) controlling any and all defense of such claim and (ii) authorizing the Buyer to respond to, defend or take action with respect to such claim.

         (b) Infringements by Others. (i) The Buyer shall promptly notify LeCroy of any infringement, imitation or other illegal or unauthorized use of any Licensed Digitizer Technology, and shall provide LeCroy with all information known to the Buyer regarding such infringement, imitation or other illegal or unauthorized use. LeCroy may take such steps to stop such infringement, imitation or other illegal or unauthorized use as it deems necessary or appropriate in its sole discretion to protect such Licensed Digitizer Technology. LeCroy shall have the right, but not any obligation, to prosecute, at its own expense, such infringement. The Buyer may, at its own expense, take such actions to stop such infringement or other illegal or unauthorized use as it deems necessary or appropriate to protect the Licensed Digitizer Technology.

         (ii) With respect to any litigation or settlement involving any Licensed Digitizer Technology, all amounts recovered by LeCroy or the Buyer, or both, shall belong to the party or parties injured by the infringement in proportion to the expenses and damages incurred by such party or parties in prosecuting such action (other than expenses related to participation in the litigation, or as otherwise agreed by the parties.) In reaching a settlement or compromise of any dispute or litigation (including appeals, negotiations and the right to effect a settlement or compromise thereof) involving any Licensed Digitizer Technology, neither LeCroy nor the Buyer may agree to any non-monetary relief which materially and adversely affects the business of the other party without the prior written approval of the other.

         (iii) Each party agrees to cooperate with the other party in litigation proceedings instituted hereunder at the expense of the party requesting such cooperation.

Section 5.  Technical Assistance and Information

         5.1 Technical Assistance. LeCroy shall, at the Buyer's reasonable request and expense, supply or make available to the Buyer technical assistance services, including, but not limited to, the following: (i) material specifications and analytical procedures applicable to the Products; (ii) technical advisers with expertise in those areas for which the Buyer requests advice; and (iii) instruction manuals, diagrams, technical drawings, designs and plans relating to the Products and the Licensed Digitizer Technology.

         5.2 Reporting. LeCroy agrees promptly to notify the Buyer of any changes to any manufacturing specifications for any Digitizer Product with sufficient advance notice.

         5.3 Outsourcing and New Plants. In the event that LeCroy or its Subsidiaries proposes to transfer or outsource all, or substantially all, of the manufacture, production, assembly, or packaging of any Product to (i) a third party or (ii) a manufacturing facility of LeCroy or its Subsidiaries other than its current facility in Chestnut Ridge, New York, LeCroy shall provide the Buyer with no less than 12 months' prior written notice of such proposed transfer or outsourcing and, upon Buyer's request, shall use its best efforts to facilitate site visits by the Buyer (at the Buyer's expense) to such third-party facility or new LeCroy or Affiliate facility, as the case may be, for the purpose of inspecting the equipment, assembly and other production processes of the Digitizer Products.

         5.4 Technical Information. (a) On or before the Effective Date, LeCroy shall provide to the Buyer copies of all written manuals, drawings, art, memoranda and other documents evidencing or reflecting any Digitizer Technology with respect to any Current Digitizer Product (including the manuals, drawings, art, memoranda and documents listed or described in Schedule 5.4(a), collectively the "Initial Technical Documents"). Prior to the commencement of commercial production of any New Digitizer Product, LeCroy shall provide to the Buyer copies of all written manuals, drawings, art, memoranda and other documents evidencing or reflecting any Digitizer Technology with respect to any New Digitizer Product (collectively the "New Digitizer Technical Documents"). LeCroy shall, promptly upon its becoming available, provide to the Buyer copies of all manuals, drawings, art, memoranda and other material reflecting any modifications, changes, improvements, upgrades or enhancements to the documents previously delivered to the Buyer evidencing or reflecting any Digitizer Technology (collectively the "Supplemental Technical Documents" and, together with the Initial Technical Documents and the New Digitzer Technical Documents, the "Technical Documents").

         (b) Upon its receipt of any Technical Documents, the Buyer shall have the right to inspect such Technical Documents to ensure that they are complete. Upon the Buyer's acceptance of any Technical Documents, such Technical Documents shall be placed in a secure, sealed envelope (or similar packaging) and shall be maintained by the Buyer in such sealed envelope unless and until LeCroy ceases to supply Products under this Agreement. Buyer shall use its best efforts to protect and ensure the confidential treatment of all Technical Documents in its possession. In this regard, Buyer shall (i) require each person having access to the Technical Documents to execute a confidentiality agreement related to such information, in a form reasonably acceptable to LeCroy and (ii) maintain the envelopes containing Technical Documents in a secure location and consistent with the Buyer's internal security policies. Upon reasonable prior notice and during normal business hours, and no more frequently than once per annum, LeCroy may, at its expense, inspect the manner in which the Technical Documents are maintained to ensure compliance with this Section 5.4(b).

Section 6.  Exclusivity

         6.1 Exclusivity of Supply of Digitizer Products. (a) Subject to Section 12.3, from the Effective Date until the fifth anniversary thereof, LeCroy may not, and shall cause its Affiliates not to, directly or indirectly, knowingly develop, manufacture, distribute, use, license or sell to any Person (other than the Buyer) any Digitizer Products for the Exclusive Application.

         6.2 Exclusivity of Digitizer Technology. Subject to Section 12.3, from the Effective Date until the fifth anniversary thereof, LeCroy may not, and LeCroy shall cause each of its Affiliates not to, directly or indirectly, knowingly grant any license in, or the right to use, any Licensed Digitizer Technology to any Person that, directly or indirectly, (i) designs, develops, produces, uses, markets or sells any instrument for the Exclusive Application,
(ii) uses or applies the Licensed Digitizer Technology in connection with the Exclusive Application, or (iii) owns, engages in, conducts, manages, operates, controls, participates or has any interest in any Person that engages in or performs any of the acts or activities described in this Section 6.2.

         6.3 Definition of "Knowingly." For purposes of this Section 6, "knowingly" means actual or constructive knowledge, which knowledge shall be deemed to exist upon delivery of written notice thereof by the Buyer to LeCroy that a Person is using the Licensed Digitizer Technology to design, develop, produce, use, market or sell any dedicated instrument for the Exclusive Application. Upon receipt of any such notice from the Buyer, LeCroy shall promptly take such actions as are necessary or desirable to stop such use. The Buyer shall also have the right to take any and all actions against such Person as it deems necessary or desirable to stop such use and to protect its exclusive rights under Section 6.

Section 7.  Representations of LeCroy

         7.1 Corporate Authority. LeCroy represents and warrants that: (i) it is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by LeCroy of this Agreement have been duly authorized by all necessary corporate action on its part; and (iii) this Agreement has been duly executed and delivered by LeCroy and constitutes the legal, valid and binding obligation of LeCroy, enforceable against LeCroy in accordance with its terms.

         7.2 License of Digitizer Technology. LeCroy represents and warrants that: (i) LeCroy is the sole owner of, and has sole title to, the rights granted to the Buyer pursuant to Section 4.1, free and clear of all Liens, other than Permitted Liens; (ii) the license to and use of the Buyer of the Licensed Digitizer Technology and the exercise by the Buyer of the rights granted hereunder do not and will not infringe the rights of any other Person; (iii) no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against LeCroy or any of its Affiliates; (iv) except for LeCroy's agreements with Iwatsu Electric Co. Ltd. disclosed in the schedules to the Asset Purchase Agreement, neither LeCroy nor any of its Subsidiaries has entered into any agreement, license, release, or order with respect to the Digitizer Technology or that restricts the right of LeCroy or the Buyer to use or exploit the Digitizer Technology in any way; and (v) the execution, delivery, and performance of this Agreement by LeCroy does not and will not violate any agreement, order, or other instrument to which LeCroy is a party or by which the Digitizer Technology is bound.

         7.3 Governmental and Regulatory Requirements. LeCroy represents and warrants that, all Digitizer Products and Technology supplied or licensed under this Agreement will be in compliance with all applicable Laws and requirements of any Governmental Authority.

         7.4 Digitizer Products. LeCroy represents and warrants that the Digitizer Products supplied to the Buyer under this Agreement (i) will be free from all defects in material and workmanship, will be in good and merchantable condition, and will be fit for its intended purpose; and (ii) will be free and clear from all Liens. The representations and warranties contained in this
Section 7.4 will not apply to any damage or defect resulting from any mishandling, misuse, improper operation, faulty storage, improper maintenance or unauthorized alteration to, or modification of the Digitizer Products by the Buyer or any other Person that adversely affected the performance or reliability of the Digitizer Products.

Section 8.  Confidentiality

         Neither party may, and shall cause its officers, directors and employees and Affiliates not to, use for any purpose or disclose to any Person the following information (collectively, the "Confidential Information"), except as required by applicable Law:

         (a) any information relating to, the terms and conditions of, and the transactions contemplated by, this Agreement; or

         (b) any proprietary or non-public information relating to the business of the other party.

         If either party or any of its officers, directors, employees or Affiliates is required to disclose any Confidential Information under any applicable Law, that Person shall, to the extent practicable, promptly notify the other party of such requirement so that the other party may seek an appropriate protective order or injunctive relief.

Section 9.  Indemnification

         9.1 Indemnification by LeCroy. LeCroy shall indemnify and hold harmless the Buyer and its Affiliates, its distributors, its dealers, and their respective directors, officers and employees, from and against and with respect to any and all claims, liabilities, losses, damages, costs and expenses (including interest, penalties and reasonable attorney's and accountants' fees and disbursements incurred in investigating or defending any of the foregoing or in asserting, preserving or enforcing any rights under this Agreement), whether or not resulting from third party claims (each of the foregoing, a "Loss", and collectively, "Losses") arising out of or as a result of:

         (a) any fault or product liability with respect to any Digitizer Product or Digitizer Technology, and claim of infringement relating to any Licensed Digitizer Technology attributable to LeCroy;

         (b) any failure of LeCroy to perform or fulfill any of its covenants, agreements or other obligations in this Agreement; or

         (c) any inaccuracy of any representation or warranty made by LeCroy in this Agreement.

         9.2 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller and its Affiliates and their respective directors, officers and employees from, against and with respect to any and all Losses arising out of or as a result of (i) any failure of the Buyer to perform or fulfill any of its covenants, agreements or other obligations in this Agreement and (ii) any claim of infringement relating to the Licensed Digitizer Technology attributable to the Buyer.

Section 10.  Non-Solicitation

         From the Effective Date until the second anniversary thereof, neither the Buyer nor any of its Affiliates may, without the prior written consent of LeCroy, directly or indirectly solicit for employment any senior management employee of LeCroy or its Subsidiaries. The foregoing shall not preclude the Buyer from (i) employing any such person who contacts the Buyer on his or her own initiative without direct solicitation by the Buyer or its Affiliates, (ii) employing any person who is terminated from employment with LeCroy, (iii) employing any person who responds to a general solicitation or (iv) employing any Vigilant Employee (as defined in the Asset Purchase Agreement).

Section 11.  Force Majeure

         Any obligation (other than any obligation to pay money) of any party shall be temporarily suspended during the period in which such party is unable to perform such obligation by reason of force majeure, but only to the extent of such inability to perform. For purposes of this Agreement, "force majeure" shall mean any event or condition that prevents a party from performing its obligations hereunder, is beyond the reasonable control of such party and could not, by the exercise of due diligence, have been avoided by such party, including (i) fire, explosion, labor disputes, casualty or accidents, lack of or failure of transportation facilities, epidemic, cyclone, flood, earthquake, windstorm, typhoons, riots, or other acts of God, (ii) war, revolution, civil commotion, acts of public enemies, blockage or embargo, or (iii) any applicable Law. Upon the occurrence and until the cessation of any such force majeure, the party suffering therefrom shall immediately give the other parties notice in writing of the cause of delay. In the event force majeure lasts continuously for at least 135 days, the parties shall meet to consult and agree on the necessary arrangements for the further implementation of the Agreement; and if no such agreement is reached within 30 days thereafter, any party may terminate this Agreement by giving notice to the other party.

Section 12.  Term and Termination

         12.1 Term. Other than the provisions of Sections 4, 5.1, 5.4, 8, 13.1, 13.2, 13.6 and 13.7 (each of which shall be perpetual), this Agreement is effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date. On such date, this Agreement will be automatically extended for a one-year term and thereafter will be automatically re-extended for an additional one-year term on each anniversary of the Effective Date, unless either party gives notice to the other (not less than 90 days prior to any such anniversary) that this Agreement will terminate on such anniversary (other than the provisions of Sections 4, 5.1, 5.4, 8, 13.1, 13.2, 13.5, 13.6 and 13.7, each of which shall be perpetual).

         12.2 Termination of Agreement. This Agreement may be terminated: (i) at any time by mutual written agreement of the parties; (ii) in accordance with Sections 10 or 11.1; (iii) if either party commits a material breach of this Agreement, and the breach is not cured within 60 days after delivery of a notice by the non-breaching party to the breaching party, upon notice by the non-breaching party to the breaching party; or (iv) if a party makes a general assignment for the benefit of creditors or is adjudicated as bankrupt or insolvent, or files a petition or answer seeking for itself any reorganization, arrangement, composition or similar relief under any bankruptcy or insolvency law of any jurisdiction, or if a receiver, trustee or liquidator of all or substantially all of the properties of a party is appointed or if involuntary proceedings under bankruptcy or insolvency law are commenced against a party, and is not vacated, dismissed or stayed within 60 days, upon notice by the other party to the first party.

         12.3 Early Termination of Exclusivity. At any time following the second anniversary of the Effective Date, if the Buyer fails to purchase any Digitizer Products from LeCroy for six consecutive calendar quarters, then LeCroy may, after the end of such six calendar quarter period by written notice to the Buyer, terminate the provisions of Sections 1, 3 and 6.

         12.4 Effect of Termination. Upon termination of this Agreement:

                  (i) Sections 4, 5.1, 5.4, 6, 8, 13.1, 13.2, 13.5, 13.6 and
         13.7 will survive the termination of this Agreement, unless with respect to Section 6 only, if such section is terminated pursuant to
         Section 12.3;

                  (ii) all outstanding Purchase Orders will terminate to the extent that LeCroy has not commenced production of the Products specified in such order;

                  (iii) LeCroy shall notify the Buyer as promptly as practicable following the termination of this Agreement of any Products specified in an outstanding Purchase Order that it has commenced production of, and LeCroy shall sell such Products to the Buyer, in accordance with this Agreement;

                  (iv) the Buyer shall pay any outstanding invoices for Digitizer Products delivered in accordance with Section 1.5 prior to the termination of this Agreement;

                  (v) LeCroy shall offer the Buyer an opportunity to purchase, on commercially reasonable terms, Products reasonably adequate to satisfy any pending orders from third parties for products that incorporate such Digitizer Products; and

                  (vi) the Buyer shall have no obligation to purchase any Product unless such products are listed in a Purchase Order.

Section 13.  Definitions

         The following terms, as used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person (or other persons performing similar functions).

         "Asset Purchase Agreement" has the meaning set forth in Recital C.

         "Authorized Purchaser" has the meaning set forth in Section 13.3(b).

         "Best Commercial Price" means, with respect to any New Digitizer Product, the lowest price at which LeCroy or any of its Subsidiaries sold such Digitizer Product (less any costs of delivery or shipping), to a commercial customer at any time during the calendar quarter immediately preceding the calendar quarter in which such New Digitizer Product is delivered. For purposes of this definition "commercial customer" means any customer of LeCroy or its Affiliates, excluding any agency or department of the U.S. federal government and the Buyer, who purchases or acquires Digitizer Products

         "Business" means the design, development, production, marketing and sale of Network Diagnostic Equipment and the provision and furnishing of Network Diagnostic Services.

         "Buyer" has the meaning set forth in the Introduction.

         "Confidential Information" has the meaning set forth in Section 8.

         "Current Digitizer Products" means the current models or versions of the Digitizer Products developed, assembled, produced or sold by LeCroy and its Subsidiaries and currently being used by or in the Business, including LeCroy model number LAN-DIG-01, and any modification, change, improvement, upgrade or enhancement thereto, other than any modification, change, improvement, upgrade or enhancements resulting in increased speed or accuracy of a model or version.

         "Digitech" has the meaning set forth in Recital A.

         "Digitizer Products" means high bandwidth, high sampling rate analog to digital converters which are utilized for the analysis of electrical and/or signal generating components, including without limitation the Current Digitizer Products and the New Digitizer Products, and any modifications, changes, improvement, upgrades or enhancement thereto.

         "Digitizer Technology" means patents, patent applications, inventions, know-how, works of authorship, utility models, designs, formulae, specifications, copyright of any kind, procedural protocols, manuals, plans, manufacturing specifications and procedures, engineering data, hardware, software (including source code therefor), and other similar rights and technical information (but excluding trademarks) relating to the design, formulation or production of any Digitizer Products. Without limiting the generality of the foregoing, Digitizer Technology includes all design drawings, manuals and drawings relating to production procedures, operating manuals, and assembly instructions and documents for any Digitizer Product.

         "Direct Manufacturing Costs" means, with respect to any Product, the actual raw material and direct labor costs of LeCroy and its suppliers for the production of such Product in the calendar quarter immediately preceding the calendar quarter in which such Product is delivered to the Buyer. In no event shall Direct Manufacturing Costs include any overhead, administrative, selling, general, amortization, depreciation, employee benefits or similar costs or expenses

         "Discontinued Digitizer Product" has the meaning given in Section 2.2.

         "Effective Date" means the date of this Agreement.

         "Exclusive Application" means the live digitization of Network signals for the purpose of characterizing and analyzing the performance of such Network. For purposes hereof, the definition of Exclusive Application shall be deemed to exclude the digitization of electronic signals for the purpose of testing individual electronic components.

         "Forecasts" has the meaning set forth in Section 1.2.

         "GenTek" has the meaning given in Recital A.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof; any court, tribunal or arbitrator; and any self-regulatory organization.

         "Initial Technical Documents" has the meaning given in Section 5.4(a).

         "Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) governmental approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

         "LeCroy" has the meaning given in the Introduction.

         "Licensed Digitizer Technology" means all Digitizer Technology relating to the Products used by the Buyer for the Exclusive Application.

         "Lien" means any mortgage, lien, pledge, charge, encumbrance, or other security interest.

         "Live Network" means a Network that is on-line, operating, and actively engaged in transmitting and receiving client traffic.

         "Network" means any group of telecommunications nodes and the links that interconnect them used for the transmission or management of voice, data, video or other signals, including any network using copper, fiber-optic, hybrid, wireless or other transmission media, whether a local area network (LAN) or wide area network (WAN), whether a public network or private network. The definition of Network shall also be deemed to include all layers of a network, including the physical, applications, protocol and other layers.

         "Network Diagnostic Equipment" means any dedicated diagnostic equipment (including hardware and software) designed or used for the detection, characterization and analysis of the performance of any Live Network. For purposes hereof, the definition of Network Diagnostic Equipment shall be deemed to exclude general purpose instruments designed or used for the purpose of testing individual electronic components.

         "Network Diagnostic Services" means any service related to the detection, characterization, analysis or improvement of the performance of any Network.

         "New Digitizer Product" means any model or version of Digitizer Products applicable to and used by the Business and developed, assembled, produced or sold by LeCroy and its Subsidiaries after the date hereof, including any modification, change, improvement, upgrade or enhancement thereto. New Digitizer Products include any modification, change, improvement, upgrade or enhancement to a previously existing Digitizer Product that resulted in its increased speed or accuracy.

         "New Digitizer Technical Documents" has the meaning given in Section 5.4(a).

         "New York Court" has the meaning set forth in Section 14.2.

         "Permitted Liens" means liens that, individually and in the aggregate, do not and would not (i) materially detract from the value of the Products and the Digitizer Technology (ii) materially interfere with the use or contemplated use of the Products and the Digitizer Technology.

         "Person" means an individual, corporation, partnership, trust, or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

         "Products" means the Current Digitizer Products and the New Digitizer Products.

         "Purchase Order" has the meaning set forth in Section 1.3.

         "RAS Product Line" has the meaning given in the Asset Purchase
Agreement.

         "Subsidiary" of any Person means any corporation, partnership or other entity of which securities or other ownership interests having ordinary power to elect a majority of the board of directors, supervisory board, managing board or other persons performing similar functions are directly or indirectly owned by such Person.

         "Supplemental Technical Documents" as the meaning given in Section 5.4(a).

         "Technical Documents" means the Initial Technical Documents, the New Digitizer Technical Documents and the Supplemental Technical Documents.

         "Vigilant" has the meaning set forth in Recital A.

Section 14.       Miscellaneous

         14.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles or rules thereof.

         14.2 Jurisdiction. (a) Each party hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by the other party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any New York Court, and any claim that any such action or proceeding brought in any New York Court has been brought in an inconvenient forum, (iii) submits to the non-exclusive jurisdiction of New York Courts in any suit, action or proceeding, and (iv) agrees that the losing party shall pay to the prevailing party the attorneys' fees and expenses incurred by the prevailing party in such action. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a New York Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

         (b) Each party agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

         14.3 Amendment, Assignment, No Third Party Beneficiaries. (a) Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, discharge, waiver or termination is sought.

         (b) The Buyer may from time to time, by written notice to LeCroy, assign its rights and obligations hereunder to any direct or indirect Subsidiary of GenTek, or any producer or manufacturer of Network Diagnostic Equipment for the Buyer or its Affiliates. No such assignment shall affect any of the rights, obligations or liabilities of the Buyer under this Agreement, and the Buyer shall remain fully liable and responsible for the performance of all obligations of the Buyer under this Agreement.

         (c) Except as contemplated by Section 3.3(b), this Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         14.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic conformation of the due transmission of the notice and a copy of the notice or other communication is also sent on the same day by registered, acknowledgment of receipt requested), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties: (i) if to LeCroy, at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977-6499, telecopy: (914) 425-8967 attention: President and Chief Executive Officer; and (ii) if the Buyer, at c/o GenTek Inc., Liberty Lane, Hampton, New Hampshire 03842, telecopy: 1-603-929-2703, attention: Secretary.

         14.5 Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

         14.6 Specific Performance. (a) Each of the parties hereto acknowledges that there may be no adequate remedy at law for the failure by such party to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages. Accordingly, each of the parties hereto agrees that its agreement contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.

         (b) Without limiting the generality of Section 14.6(a), LeCroy acknowledges and agrees that (i) the covenants, obligations and agreements of LeCroy contained in Section 6 relate to special, unique and extraordinary matters, (ii) Buyer is and will be relying on such covenants in connection with purchase of the Business and the RAS Product Line pursuant to the Asset Purchase Agreement, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause GenTek and the Buyer irreparable injury for which adequate remedies are not available at law. Therefore, LeCroy, on behalf of itself and each of its Affiliates, agrees that Buyer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain LeCroy and its Affiliates from committing any violation of the covenants, obligations or agreements contained in Section
6. These injunctive remedies are cumulative and in addition to any other rights and remedies the Gentek and the Buyer may have.

         14.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties hereto to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

         14.8 Integration. This Agreement (including the schedules and exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereof.

         14.9 Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date above written.

                                                     LECROY CORPORATION

                                                     By ________________________
                                                          Name:
                                                          Title:

                                                     BIG T-1 COMPANY LLC

                                                     By ________________________
                                                          Name:
                                                          Title:

                                                                 Schedule 1.3(c)


                          Standard Terms and Conditions
                    of LeCroy Corporation on August __, 2000

                                                                 Schedule 5.4(a)


                           Initial Technical Documents

                                                                   EXHIBIT 10.3

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL TO HOLDER REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.

                                                                August 25, 2000

               WARRANT TO PURCHASE 200,000 SHARES OF COMMON STOCK
                              OF LECROY CORPORATION

This Warrant to Purchase Common Stock certifies that, subject to the terms and conditions herein set forth, and in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, BIG T-2 COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Initial Holder"), is entitled to subscribe for and purchase 200,000 duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share of LECROY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company") and having its principal office at 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977 (the "Principal Office"), at any time or times on or after the date hereof, but not after 5:00 p.m., New York time on [insert second anniversary of Closing Date] (the "Expiration Date"), both dates inclusive (the "Exercise Period"), at an exercise price per share of $10.05 (such exercise price per share, as adjusted from time to time as provided herein, the "Exercise Price"), upon due exercise hereof. The Exercise Price, and the number and character of shares of common stock subscribed for and purchased upon the exercise of this Warrant, are subject to adjustment as provided herein.

         1. Definitions. Unless the context otherwise requires, the following terms, when used in this Warrant with initial letters capitalized, shall have the respective meanings given to them in this Section 1:

         "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon the exercise of the Warrant, and
(ii) shares issued or sold pursuant to the exercise or conversion of options, warrants, or convertible securities outstanding as of the date hereof.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. Control of any Person shall consist of the power to direct the management and policies of such Person (whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise) and shall be deemed to exist upon the ownership of securities entitling the holder thereof to exercise more than 50% of the voting power in the election of directors of such Person (or other persons performing similar functions). It is expressly stipulated that the Holder and the Company shall not be deemed Affiliates for the purposes of this Warrant.

         "Balance Warrant" has the meaning set forth in Section 2.5.

         "Board" means the board of directors of the Company from time to time.

         "Business Day" means any day that is not a Saturday or Sunday or a day on which national banks are required or permitted by law to be closed in the State of New York.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended, supplemented or restated from time to time.

         "Comfort Letter" has the meaning set forth in Section 7.2(d).

         "Commission" means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

         "Common Stock" shall mean (except where the context otherwise indicates) the common stock, par value $0.01 per share, of the Company, and any capital stock of the Company into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any series or class which is not preferred as to dividends or assets over any other class of stock of the Company, (ii) common stock of any successor or acquiring corporation (as defined in Section 4.3 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.3 hereof and (iii) any other class of common stock of the Company.

         "Company" has the meaning set forth in the Introduction and shall include any successor corporation or other company.

         "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "Current Market Price" means, as of any date, the average of the daily Market Prices of the security for ten consecutive trading days immediately preceding such date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute.

         "Exercise Date" has the meaning set forth in Section 2.1.

         "Exercise Period" has the meaning set forth in the Introduction.

         "Exercise Price" has the meaning set forth in the Introduction.

         "Expiration Date" has the meaning set forth in the Introduction.

         "Holder" means the Initial Holder or any other Person or Persons in whose name the Warrant is registered on the books of the Company maintained for such purpose.

         "Initial Holder" has the meaning set forth in the Introduction.

         "Market Price" means, on any date specified herein, (a) in the case of securities that have a nationally recognized existing public trading market, the amount per security equal to (i) the last sale price of such security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof, on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no such security is then listed or admitted to trading on any national securities exchange but such security is designated as a national market system security by the NASD, the last trading price of such security on such date, or if such security is not so designated, the average of the reported closing bid and asked prices thereof on such date as shown by the NASD automated quotation system or, if no shares thereof are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company, and (b) in the case of securities that do not have an existing public trading market and in the case of other property, the higher of (i) the book value thereof as determined by agreement between the Company and the Holder, or if the Company and the Holder fail to agree, by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company, as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (ii) the fair value thereof
(w) determined by an agreement between the Company and the Holder or (x) if the Company and the Holder fail to agree, determined jointly by an independent investment banking firm retained by the Company and by an independent investment banking firm retained by the Holder, either of which firms may be an independent investment banking firm regularly retained by the Company or the Holder or (y) if the Company or the Holder shall fail so to retain an independent investment banking firm within five Business Days of the retention of such firm by such holders or the Company, as the case may be, determined solely by the firm so retained or (z) if the firms so retained by the Company and by such holders shall be unable to reach a joint determination within 15 Business Days of the retention of the last firm so retained, determined by another independent investment banking firm chosen by the first two such firms and which is not a regular investment banking firm of the Company or any such holder.

         "Notification Event" has the meaning set forth in Section 4.8.

         "Opinion" has the meaning set forth in Section 6.2(d).

         "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire, either Additional Shares of Common Stock or Convertible Securities.

         "Other Property" has the meaning set forth in Section 4.3

         "Outstanding" means, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock but shall not include issued shares that have been cancelled.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division agency, body or department thereof).

         "Principal Office" has the meaning set forth in the Introduction.

         "Resale Shelf" has the meaning set forth in Section 7.2.

         "Restricted Securities" means this Warrant and the shares of Common Stock issued upon the exercise hereof which are, or which upon their issuance would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 7.2 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute.

         "Transfer" means, unless the context otherwise requires, any sale, transfer or other disposition of any security, or of any other interest therein, which could constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

         "Warrant" or "Warrants" means this Warrant and all warrants issued upon the transfer or division thereof or in substitution or exchange therefor as provided herein.

         "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon the exercise or partial exercise of this Warrant multiplied by (ii) the Exercise Price then in effect.

         "Warrant Registration Statement" has the meaning set forth in
Section 8.1.

         "Warrant Shares" means the shares of Common Stock of the Company, or the stock or other securities into which such shares of Common Stock may hereafter be changed, which are at the time receivable by the Holder upon exercise of this Warrant. As of the date hereof, the number of Warrant Shares is 200,000.

         2. Exercise of Warrants.

         2.1 Manner of Exercise. Subject to compliance with the terms and provisions herein, the rights represented by this Warrant may be exercised at any time on any Business Day during the Exercise Period by the Holder, in whole or in part, by the surrender to the Company at its Principal Office or such other place as the Company shall designate in writing of (i) the Warrant, (ii) an election to subscribe substantially in the form of Exhibit A, duly executed by the Holder or its agent or attorney, and (iii) cash or certified or official bank check payable to the order of the Company in an amount equal to the Warrant Price. Upon the date of receipt of the foregoing by the Company (the "Exercise Date"), this Warrant shall be deemed for all purposes to have been exercised to the extent indicated in the election to subscribe and the Holder shall be deemed to have become a holder of record of the Warrant Shares.

         2.2 Cashless Exercise. In lieu of tendering the Exercise Price to the Company, the Holder may elect to perform a "Cashless Exercise" of this Warrant, in whole or in part, by surrendering this Warrant to the Company, with a subscription form substantially in the form of Exhibit A, duly executed by the Holder or its agent or attorney, marked to reflect "Cashless Exercise" and designating the number of Warrant Shares desired by the Holder out of the total number of Warrant Shares. The Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares having an aggregate Current Market Price that is equal to (i) the then Current Market Price of each Warrant Share multiplied by the number of the Warrant Shares into which the Warrant, or portion thereof designated by the Holder, would have been exercisable upon payment of the Exercise Price by the Holder minus (ii) the Warrant Price the Holder would have been required to pay if such exercise was done pursuant to Section 2.1.

         2.3 Delivery of Stock Certificates. The Company shall issue and cause to be delivered to the Holder a certificate or certificates for the Warrant Shares purchased within ten Business Days following the Exercise Date plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full Warrant Share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 2 or otherwise.

         2.4 Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of Warrant Shares and certificates representing Warrant Shares, other than any tax or other charge imposed in connection with any transfer involved in the issuance or delivery of the Warrant Shares in a name other than that of the Holder.

         2.5 Balance Warrant. In the event of any partial exercise of this Warrant, the Company shall within ten Business Days following the Exercise Date deliver to the Holder a new Warrant, or return this Warrant to the Holder with appropriate notation, representing the shares of Common Stock issuable upon exercise of this Warrant that are not being purchased in such partial exercise (in either case, the "Balance Warrant").

         3. Transfer, Division and Combination.

         3.1 Transfer. Subject to compliance with Section 6, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Principal Office, together with a written assignment of this Warrant substantially in the form of Exhibit B attached hereto, duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and delivery, and, if required, such payment, the Company shall, subject to Section 6, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 6, may be exercised by the new Holder without awaiting the issuance of a new Warrant.

         3.2 Division and Combination. Subject to Section 6, this Warrant may be divided or combined with other Warrants upon presentation thereof at the Principal Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1, and with Section 6 as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes contemplated by Section 3.1) any new Warrant or Warrants required to be issued under this Section 3.

         3.4 Register of Warrants. The Company shall maintain, at the Principal Office, books for the registration and transfer of the Warrants. The Company shall not at any time, except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise of this Warrant. If at any time the Company appoints an agent to maintain such register, the Company shall promptly give notice by certified or registered mail to the Holder of the name of such agent and of the place or places at which this Warrant may be presented for transfer, exchange or exercise. The terms of the agreement between the Company and any Warrant agent at any time in effect will be in conformity with the terms of this Warrant. The Company shall be entitled to regard the registered holder of this Warrant as the actual holder of this Warrant so registered until the Company or its agent receives a written assignment of this Warrant duly executed in accordance with
Section 3.1 or 3.2.

         3.5 Replacement of Warrant. Upon receipt of evidence and indemnification reasonably satisfactory to the Company of the loss, theft or destruction of, or, in the case of mutilation, upon surrender of, any instrument or certificate representing any of the Warrants, the Company shall issue a new instrument or certificate representing such Warrant in lieu of such lost, stolen, destroyed, or mutilated instrument or certificate.

         4. Adjustment to Warrants. The Exercise Price and the number of Warrant Shares for which this Warrant is exercisable shall be subject to adjustment and readjustment from time to time as provided herein.

         4.1 Stock Dividends, Subdivisions and Combinations. If at any time or from time to time on or after the date hereof the Company shall:

         (a) pay or make a dividend or distribution to the holders of any class of capital stock payable in shares of Common Stock,

         (b) subdivide its Outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (c) combine its Outstanding shares of Common Stock into a smaller number of shares of Common stock, then, immediately after the occurrence of each such event, (i) the number of Warrant Shares shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own and/or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to the adjustment by a fraction, (x) the numerator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the adjustment, and (y) the denominator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately after the adjustment in clause (i) of this Section 4.1.

         4.2 Issuance of Additional Shares of Common Stock. If at any time after the date hereof the Company shall issue or sell any Additional Shares of Common Stock (not including the Warrant Shares) for a consideration per share less than the lesser of (i) the Exercise Price in effect immediately prior to such issuance or sale and (ii) the Current Market Price of shares of Common Stock on the date of such issuance or sale, then, and in each such case:

         the Exercise Price then in effect shall be reduced to a price determined by multiplying such Exercise Price by a fraction, (x) the numerator of which is the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Exercise Price, and (y) the denominator of which is the number of shares of Common Stock outstanding immediately after such issuance or sale.

         The provisions of this Section 4.2 shall not apply to any portion of an issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1.

         4.3 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall (i) reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and (ii) pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (A) shares of common stock of the successor or acquiring corporation or of the Company or (B) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation or of the Company ("Other Property") are to be received by or distributed to the holders of Common Stock, then:

         the Holder shall have the right thereafter to receive, upon exercise of this Warrant, and upon payment of the Warrant Price, the same number of shares of common stock of the successor or acquiring corporation or of the Company, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets as a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.

         In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume all the obligations and liabilities of the Company hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable, which modifications shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.

         For purposes of this Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to mandatory redemption or redemption at the option of the holder and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the occurrence of a specified date or a specified event and any warrants or other rights to subscribe for or purchase any such stock.

         The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         4.4 Options and Convertible Securities. In case (i) the Company at any time or from time to time after the date hereof shall issue, sell or grant (or shall fix a record date for the determination of holders of any class of securities entitled to receive) any Options or Convertible Securities and (ii) the price per share for the Additional Shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be less than the lesser of (x) the Exercisable Price in effect prior to the issue, sale or grant of (or fixing the record date for the determination of holders of any class of securities entitled to receive) such Options or Convertible Securities and (y) the Current Market Price of shares of Common Stock on the date of such issue, sale or grant of (or fixing the record date for the determination of holders of any class of securities entitled to receive) such Options or Convertible Securities, then, and in each such case:

         the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued or sold by the Company in accordance with Section 4.2 as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date and, in addition, then the Exercise Price shall be adjusted in accordance with Section 4.2 on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be; provided that, in any such case in which Additional Shares of Common Stock are deemed to be issued:

         (a) no further adjustment of the Exercise Price and no further adjustment of the number of Warrant Shares shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or of Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

         (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the adjustments to the Exercise Price and the number of Warrant Shares, if any, in each case computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed (and such Exercise Price and number of Warrant Shares shall automatically be adjusted as so recomputed) to reflect such change insofar as it affects such Options, or the rights or conversion or exchange under such Convertible Securities, which are outstanding at such time;

         (c) in the event of the termination or expiration of any right to purchase shares of Common Stock of the Company under any Option or of any right to convert or exchange Convertible Securities, the Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Outstanding Common Stock;

         (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Exercise Price or reducing the number of Warrant Shares by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

         (e) in the case of any such Options which expire by their terms not more than 180 days after the date of issue, sale, grant or assumption thereof (unless such 180-day period ends after the Expiration Date) no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         In case at any time after the date hereof the Company shall be required to increase the number of Additional Shares of Common Stock subject to any Option or into which any Convertible Securities (other than the Warrant) are convertible or exchangeable pursuant to the operation of anti-dilution provisions applicable thereto, such Additional Shares of Common Stock shall be deemed to be issued for purposes of Section 4.2 as of the time of such increase.

         4.5 Other Dividends and Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including cash and securities), then:

         (a) the number of Warrant Shares issuable upon the exercise of a Warrant shall be adjusted by multiplying the number of Warrant Shares issuable upon the exercise of a Warrant immediately prior to the adjustment by a fraction, (x) the denominator of which shall be the Market Value of each share of the Common Stock on the date fixed for such determination less the then fair market value (to be determined following the procedures set forth in the definition of Market Value) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and (y) the numerator of which shall be such current fair market value per share of the Common Stock, - such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; and

         (b) the Exercise Price shall be adjusted by multiplying the Exercise Price immediately prior to the adjustment by a fraction, the numerator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the adjustment, and the denominator of which is the number of Warrant Shares issuable upon exercise of this Warrant immediately after such adjustment.

         4.6 Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights with respect to the Warrant in accordance with the essential intent and principles of such Section, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which shall be subject to the reasonable approval of the Holders), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the exercise rights represented by the Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments, if any, described therein.

         4.7 Notice of Adjustment. Whenever the Exercise Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants is adjusted as provided herein, the Company at its expense will promptly cause its Chief Financial Officer or, if the holder of a Warrant so requests, independent certified public accountants of recognized international standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and
(iii) the Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder, and will, on the written request at any time of the Holder, furnish to the Holder a like certificate setting forth the Exercise Price at the time in effect and showing how it was calculated.

         4.8 Notice of Certain Events. In the event that at any time after the date hereof, (i) the Company shall adopt a dividend policy, change a previously adopted dividend policy, or declare a dividend in the absence of, or in conflict with, a dividend policy or declare any distribution with respect to the Common Stock, or (ii) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the Common Stock, regardless of the effect of any such event on the outstanding number of shares of Common Stock (either such event hereinafter being referred to as a "Notification Event") then:

         the Company shall cause to be mailed to the Holder, not later than the earlier of the date public announcement of the Notification Event is first made or the date ten days prior to the record date, if any, in connection with such Notification Event, written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event.

         Such notice shall also set forth facts indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrants.

         The failure to give the notice required by this Section 4.8 shall not affect the legality or validity of any such Notification Event.

         4.9 Effect of Adjustment on Warrant Certificates. The form of Warrant certificate need not be changed because of any change in the Exercise Price, the number of Warrant Shares, or the number of Warrants outstanding pursuant to this
Section 4 and, Warrant certificates issued before or after such change may state the same Exercise Price, the same number of Warrants, and the same number of shares of Common Stock issuable upon exercise of Warrants as are stated in the Warrant certificates theretofore issued pursuant hereto. The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant certificate or otherwise, may be in the form as so changed.

         5. Other Covenants of the Company.

         5.1 Warrant Shares Reserved. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares as shall from time to time be sufficient to effect the full exercise of this Warrant.

         5.2 No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

         (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and

         (b) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

         6. Restrictions on Transferability of Securities; Compliance with Securities Act.

         6.1 Restrictions on Transferability. The Warrant and the Warrant Shares shall not be Transferred except (i) upon the conditions specified in this
Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act or (ii) upon the effectiveness of the Warrant Registration Statement or other applicable registration statement under the Securities Act.

         6.2 Restrictive Legend. Each Warrant certificate and each certificate representing the Warrant Shares (unless otherwise permitted or unless the securities evidenced by such certificates shall have been registered under the Securities Act or the Exchange Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR ANY EXEMPTION FROM SUCH REGISTRATION UNDER SAID ACT OR LAW.

         Upon request of a holder of such a certificate, the Company shall remove the legend in the foregoing paragraph from the certificate or issue to such holder a new certificate therefor free of any legend if (i) with such request, the Company shall have received either the opinion referred to in
Section 6.3(i) or the "no action" letter referred to in Section 6.3(ii), to the effect that any Transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws or (ii) the Warrant and the Warrant Shares have been registered under the Securities Act.

         6.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 6. Prior to any proposed Transfer of any Restricted Securities (unless such Restricted Securities shall have been registered under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of Holder's counsel reasonably satisfactory to the Company and its counsel, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the proposed Transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as provided in this Section 6.3 shall bear the appropriate restrictive legend set forth in Section 6.2 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

         7. Registration Rights.

         7.1 Filing of the Warrant Registration Statement. The Company shall use its reasonable best efforts to cause to be filed pursuant to Rule 415 under the Securities Act a shelf registration statement on the appropriate form (the "Warrant Registration Statement") covering the Warrant and the issuance of the Warrant Shares upon exercise of the Warrant, and shall use its best efforts to cause the Warrant Registration Statement to become effective under the Securities Act no later than 120 days after the date hereof; provided that if the Commission shall request that the Company register the resale of the Warrant Shares instead of the issuance thereof, the Warrant Registration Statement shall register such resale as opposed to such issuance. The Company shall use reasonable efforts to keep the Warrant Registration Statement continuously effective, subject to Section 7.3, until such time as the Warrant has been exercised or has expired and, until such time as all Warrant Shares have been resold thereunder. Prior to filing the Warrant Registration Statement or any amendment thereto, the Company shall provide a copy thereof to the Holder and its counsel and afford them a reasonable time to comment thereon.

         7.2 Resale Shelf. If the Warrant Registration Statement shall register the sale of the Warrant Shares (a "Resale Shelf") as provided in Section 7.1 above, the Company agrees to:

         (a) make available for inspection by a representative of the Holder, any underwriter participating in any disposition pursuant to such Resale Shelf and attorneys and accountants designated by the Holders (upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable times and in a reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with a Resale Shelf as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

         (b) use its reasonable efforts to cause all Warrant Shares sold under a Resale Shelf to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of Warrant Shares representing a majority of the Warrants originally issued, to the extent such Warrant Shares satisfy applicable listing requirements;

         (c) provide a reasonable number of copies of the prospectus included in such Resale Shelf to Holders that are selling Warrant Shares pursuant to such Resale Shelf;

         (d) use all reasonable efforts to cause to be provided to the Holders and beneficial owners of Warrant Shares, upon the effectiveness of such Resale Shelf, a customary "10b-5" opinion of independent counsel (an "Opinion") and a customary "cold comfort" letter of the Company's independent auditors (a "Comfort Letter");

         (e) use all reasonable efforts to cause to be provided to Holders and beneficial owners of Warrant Shares an Opinion and Comfort Letter with respect to each document, including any amendments thereto, that is incorporated by reference in such Resale Shelf; and

         (f) notify the Holders, (A) when the Resale Shelf has become effective and when any post-effective amendment thereto has been - filed and becomes effective, (B) of any request by the Commission or any state securities authority for amendments - and supplements to the Resale Shelf or of any material request by the Commission or any state securities authority for additional information after the Resale Shelf has become effective, (C) of the issuance by the Commission or any - state securities authority of any stop order suspending the effectiveness of the Resale Shelf or the initiation of any proceedings for that purpose, (D) if, between the effective date of the Resale Shelf and the closing of any sale - of Warrant Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement or this Warrant, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the Resale Shelf is effective such that such Resale - Shelf or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a - post-effective amendment to a Registration Statement would be appropriate. The Holders hereby agree to suspend use of the prospectus contained in a Resale Shelf upon receipt of such notice under clause (C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and
                  (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

         7.3 Suspension. Notwithstanding Section 7.1, during any consecutive 365-day period while the Warrants are exercisable, the Company shall have the ability to suspend the availability of such Warrant Registration Statement for
(x) up to two 30-consecutive-day periods (except during the 60 days immediately prior to the expiration of the Warrants) if the Board determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the Holders at their addresses appearing in the register of Warrants maintained by the Company and (y) five additional, non-consecutive three-day periods (except during the 30 days immediately prior to the expiration of the Warrants) if the Board determines in good faith that the Company cannot provide adequate disclosure during such period due to circumstances beyond its control. Notice of such suspension shall be given in writing, promptly to each applicable Holder.

         7.4 Blue Sky. The Company shall use its reasonable best efforts to register or qualify the Warrant and the Warrant Shares proposed to be sold or issued pursuant to the Warrant Registration Statement under all applicable securities or "blue sky" laws of all jurisdictions in the United States in which any Holder of Warrants may or may be deemed to purchase Warrant Shares upon the exercise of Warrants or resale of the Warrant Shares, as the case may be, and shall use its reasonable best efforts to maintain such registration or qualification through the earlier of (A) the date upon which the Warrant has been fully exercised or all Warrant Shares have been resold, as the case may be, under the Warrant Registration Statement and (B) the Expiration Date; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a broker or a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.4, (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject.

         7.5 Accuracy of Disclosure. The Company (and its successors) represents and warrants to each Holder (and each beneficial owner of a Warrant or Warrant Share) and agrees for the benefit of each Holder (and each beneficial owner of a Warrant or Warrant Share) that, except during any period in which the availability of the Warrant Registration Statement has been suspended in accordance with Section 7.3, (i) the Warrant Registration Statement and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (ii) the prospectus delivered to such Holder upon its exercise of Warrants or pursuant to which such Holder sells its Warrant Shares, as the case may be, and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that representations, warranties and agreements set forth in this Section 7.5 do not apply to statements or omissions in the Warrant Registration Statement or any such prospectus based upon information relating to any Holder furnished to the Company (or its successors) in writing by such Holder expressly for use therein.

         7.6 Indemnity. The Company hereby agrees to indemnify each beneficial owner of a Warrant and each Person, if any, who controls any beneficial owner of a Warrant within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, or is under common control with, or is controlled by, any beneficial owner of a Warrant (whether or not it is, at the time the indemnity provided for in this Section 12 is sought, such a beneficial owner), from and against all losses, damages or liabilities which such beneficial owner or any such controlling or affiliated person suffers as a result of any breach, on the date of any exercise of a Warrant by such beneficial owner or the resale of any Warrant Share by such Holder, in either case pursuant to the Warrant Registration Statement, of the representations, warranties or agreements contained in Section 7.5. Each beneficial owner of a Warrant Share sold pursuant to a Resale Shelf, by accepting its beneficial ownership of a Warrant, hereby (i) agrees to provide the Company with information with respect to it that the Company reasonably requests in connection with any Resale Shelf and (ii) agrees, severally and not jointly, to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any liability incurred by it or such controlling person as a result of any misstatement of information provided by such beneficial owner to the Company in writing expressly for inclusion in the Resale Shelf or any omission of a material fact from any such information provided by such beneficial owner to the Company. In addition, the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Holder to the extent that any such losses, claims, damages or liabilities result from the fact that such Holder sold securities to a person to whom there was not sent or given by or on behalf of such Holder (if required by law so to have been delivered) a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the written confirmation of the sale of the Warrant Shares to such person, and if the losses, claims, damages or liabilities result from an untrue statement or alleged untrue statement or an omission or alleged omission contained in such preliminary prospectus that was corrected in the prospectus (as so amended or supplemented), unless such failure is the result of noncompliance by the Company with its obligations to deliver copies of the prospectus to the Holders, nor shall this indemnity agreement inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Warrant Shares concerned to the extent that at the time of such purchase such Holder had received written notice from the Company that the use of such prospectus, amendment, supplement or preliminary prospectus was suspended as provided in Section 7.2(f) or 3.

         7.7 Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Warrant will be borne by the Company, regardless of whether a Warrant Registration Statement becomes effective, including without limitation (i) all Commission or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, (iii) all reasonable expenses of any persons incurred by or on behalf of the Company in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Warrant, (iv) the reasonable fees and disbursements of counsel for the Company and (v) the fees and disbursements, if any, of the independent auditors of the Company, but excluding (A) the reasonable fees and disbursements of counsel retained by the Holders and (B) the Holders' share of underwriting discounts and commissions.

         8. Expiration. This Warrant shall be void after the Expiration Date or upon earlier exercise in whole hereof, and no rights herein given to the Holder of this Warrant shall exist thereafter.

         9. No Limitation on Corporate Action. Except as otherwise provided herein, no provision of this Warrant and no right or option granted or conferred to the Holder hereof shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers including, without limitation, the power to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets.

         10. Miscellaneous.

         10.1 No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of Company unless and except to the extent that Warrant Shares are purchased by Holder hereunder and except as otherwise specifically provided herein.

         10.2 No Inconsistent Agreements. The Company represents to the best of its knowledge to the other that it has not entered into, and agrees that on or after the date of this Warrant it will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Warrants or Warrant Shares in this Warrant or otherwise conflicts with the provisions hereof. The Company represents that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any agreements (after giving effect to any waiver, consent, amendment, resolution or other instrument in full force and effect on the date hereof).

         10.3 Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of GenTek or the Holder of any outstanding Warrants affected by such amendment, modification, supplement, waiver or consent; except as and to the extent set forth in Section 4.9.

         10.4 Notices. Any notice required by any provisions of this Warrant to be given to the Holder shall be deemed given upon the earlier of actual receipt or 72 hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties as follows:

         (i)      if to the Company, at its Principal Office, attention:
                  Corporate Secretary; and

         (ii) if to the Holder, at the address furnished by the Holder in writing to the Company.

         10.5 Headings. The headings in this Warrant are for purposes of convenience in reference only and shall not be deemed to constitute a part hereof.

         10.6 Governing Law. This Warrant is delivered in New York and shall be construed and enforced in accordance with and governed by the laws of, the State of New York and, to the extent required by the conflicts of laws principles of the State of New York, by the Delaware General Corporation Law.

         10.7 Waiver of Jury Trial. The Company hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Warrant. The Company certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on August __, 2000.





                                            LECROY CORPORATION

                                            By:___________________
                                                     Name:
                                                     Title:

                                                                  Exhibit A


                                SUBSCRIPTION FORM

               [To be executed only upon exercise of the Warrant]

         The undersigned registered owner of this Warrant hereby irrevocably exercises this Warrant for the purchase of ____________________ shares of Common Stock of LECROY CORPORATION, a Delaware corporation, all at the Exercise Price and on the terms and conditions specified in this Warrant, and in payment therefor hereby:

         _____  makes payment of an aggregate of $________, or

         _____ elects a Cashless Exercise (pursuant to Section 2.2 of the Warrant), in which Cashless Exercise the Holder will surrender the right to acquire ____________________ number of Warrant Shares in exchange for the number of shares of Common Stock indicated in the first clause of this Subscription Form.

         The undersigned hereby requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________________________, whose address is
_________________________________________________________, and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                            ------------------------------
                                            (Name of Registered Owner)

                                            ------------------------------
                                            (Signature of Registered Owner)

                                            ------------------------------
                                            (Street Address)

                                            ------------------------------
                                            (City)   (State)   (Zip Code)

         NOTICE: The signature of this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                   Exhibit B


                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

              Name and Address of Assignee                 No. of Shares
                                                           of Common Stock

and does hereby irrevocably constitute and appoint _______ attorney-in-fact to register such transfer onto the books of LECROY CORPORATION maintained for the purpose, with full power of substitution in the premises.

Dated:_______________              Print Name: _________________________

                                   Signature: __________________________

                                   Witness: ____________________________

         NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                   EXHIBIT C


================================================================================














                               WARRANT TO PURCHASE

                                 200,000 SHARES

                                       OF

                                  COMMON STOCK

                                       OF

                               LECROY CORPORATION

                             Dated: August __, 2000













================================================================================

                                Table of Contents

                                                                                                               Page


1.       Definitions..............................................................................................1
2.       Exercise of Warrants.....................................................................................5

         2.1      Manner of Exercise..............................................................................5
         2.2      Cashless Exercise...............................................................................5
         2.3      Delivery of Stock Certificates..................................................................6
         2.4      Payment of Taxes................................................................................6
         2.5      Balance Warrant.................................................................................6
3.       Transfer, Division and Combination.......................................................................6
         3.1      Transfer........................................................................................6
         3.2      Division and Combination........................................................................6
         3.3      Expenses........................................................................................7
         3.4      Register of Warrants............................................................................7
         3.5      Replacement of Warrant..........................................................................7
4.       Adjustment to Warrants...................................................................................7
         4.1      Stock Dividends, Subdivisions and Combinations..................................................7
         4.2      Issuance of Additional Shares of Common Stock...................................................8
         4.3      Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets................8
         4.4      Options and Convertible Securities..............................................................9
         4.5      Other Dividends and Distributions..............................................................11
         4.6      Other Dilutive Events..........................................................................12
         4.7      Notice of Adjustment...........................................................................12
         4.8      Notice of Certain Events.......................................................................12
         4.9      Effect of Adjustment on Warrant Certificates...................................................13
5.       Other Covenants of the Company..........................................................................13
         5.1      Warrant Shares Reserved........................................................................13
         5.2      No Dilution or Impairment......................................................................13
6.       Restrictions on Transferability of Securities; Compliance with Securities Act...........................14
         6.1      Restrictions on Transferability................................................................14
         6.2      Restrictive Legend.............................................................................14
         6.3      Notice of Proposed Transfers...................................................................15
7.       Registration Rights.....................................................................................15
         7.1      Filing of the Warrant Registration Statement...................................................15
         7.2      Resale Shelf...................................................................................16
         7.3      Suspension.....................................................................................17
         7.4      Blue Sky.......................................................................................17
         7.5      Accuracy of Disclosure.........................................................................18
         7.6      Indemnity......................................................................................18
         7.7      Expenses.......................................................................................19
8.       Expiration..............................................................................................19
9.       No Limitation on Corporate Action.......................................................................19


10.      Miscellaneous...........................................................................................20

         10.1     No Voting Rights...............................................................................20
         10.2     No Inconsistent Agreements.....................................................................20
         10.3     Amendments and Waivers.........................................................................20
         10.4     Notices........................................................................................20
         10.5     Headings.......................................................................................20
         10.6     Governing Law..................................................................................21
         10.7     Waiver of Jury Trial...........................................................................21

EXHIBITS:

         Exhibit A - Subscription Form
         Exhibit B - Assignment Form